                                                                   EXHIBIT 10.37

                     AMENDED AND RESTATED CREDIT AGREEMENT
                         dated as of February 17, 1998

                                  by and among

                              F.Y.I. INCORPORATED,

                           BANQUE PARIBAS, AS AGENT,

                          BANK OF AMERICA TEXAS, N.A.,
                                  AS CO-AGENT,

                                      and

                            THE LENDERS NAMED HEREIN


                   $50,000,000 REVOLVING CREDIT LOAN FACILITY
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                              TABLE OF CONTENTS

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
ARTICLE 1 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1      Definitions, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2      Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 1.3      Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 1.4      Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 2 - Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.1      Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.2      Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.3      Repayment of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.4      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.5      Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.6      Optional Prepayments, Conversions and Continuations of Loans,
                          Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.7      Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.8      Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.9      Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.10     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 2.11     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 2.12     Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 2.13     Termination or Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 2.14     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 3 - Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 3.1      Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 3.2      Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 3.3      Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 3.4      Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 3.5      Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 3.6      Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 3.7      Reinstatement of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 4 - Yield Protection and Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 4.1      Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 4.2      Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.3      Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.4      Treatment of Affected Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.5      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.6      Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.7      Additional Interest on Eurodollar Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  41
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
ARTICLE 5 - Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.1      Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.2      Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.3      New Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.4      Additional Security.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.5      Release of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.6      Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 5.7      Landlord and Mortgagee Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 6 - Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 6.1      Closing Date Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 6.2      Initial Extension of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.3      All Extensions of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 6.4      Closing Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 7 - Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.1      Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.2      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.3      Corporate Action: No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.4      Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.5      Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.6      Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 7.7      Rights in Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 7.8      Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 7.9      Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 7.10     Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 7.11     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.12     Margin Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.13     ERISA; Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.14     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 7.15     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 7.16     Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 7.17     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 7.18     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 7.19     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 7.20     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 7.21     Labor Disputes and Acts of God  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.22     Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.23     Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.24     Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.25     Related Transactions Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.26     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
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
         Section 7.27     Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.28     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.29     Common Enterprise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE 8 - Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.1      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.2      Maintenance of Existence, Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 8.3      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 8.4      Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 8.5      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 8.6      Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 8.7      Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.8      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.9      Compliance with Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.10     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.11     ERISA; Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.12     Trade Accounts Payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.13     No Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

ARTICLE 9 - Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 9.1      Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 9.2      Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 9.3      Mergers, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 9.4      Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 9.5      Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 9.6      Limitation on Issuance of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 9.7      Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 9.8      Disposition of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 9.9      Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 9.10     Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 9.11     Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 9.12     Intercompany Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 9.13     Management Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 9.14     Modification of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 9.15     ERISA Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 9.16     Dividend Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

ARTICLE 10 - Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 10.1     Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 10.2     Ratio of Total Debt to EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 10.3     Consolidated Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 10.4     Consolidated Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 10.5     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
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
ARTICLE 11 - Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 11.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 11.2     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 11.3     Cash Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 11.4     Performance by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

ARTICLE 12 - The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 12.1     Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 12.2     Rights of Agent as a Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 12.3     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 12.4     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 12.5     Independent Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 12.6     Several Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 12.7     Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

ARTICLE 13 - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 13.1     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 13.2     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 13.3     Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 13.4     No Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 13.5     No Fiduciary Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 13.6     Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 13.7     No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 13.8     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 13.9     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Section 13.10    ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Section 13.11    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Section 13.12    Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 13.13    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 13.14    GOVERNING LAW; SUBMISSION TO JURISDICTION;
                          SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 13.15    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 13.16    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 13.17    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 13.18    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 13.19    Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 13.20    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 13.21    WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 13.22    Approvals and Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 13.23    Agent for Services of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 13.24    Amendment and Restatement of  Prior Agreement.  . . . . . . . . . . . . . . . . . . . . . .  92
         Section 13.25    Assignments and Assumptions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92





AMENDED AND RESTATED CREDIT AGREEMENT - Page iv

                               INDEX TO EXHIBITS


Exhibit                   Description of Exhibit                                              Section
-------                   ----------------------                                              -------
A                         Form of Assignment and Acceptance                                   1.1
B                         Form of Note                                                        1.1 and 2.2
C                         Form of Subordination Agreement                                     1.1
D                         Form of Swingline Note
E                         Form of Notice of Borrowings, Conversions,
                            Continuations or Prepayments                                      2.9
F                         Form of Solvency Certificate                                        1.1, 6.2, 8.1
G                         Form of Compliance Certificate                                      8.1


                               INDEX TO SCHEDULES


Schedule                  Description of Schedule
--------                  -----------------------
1.1(a)                    Mortgaged Properties
1.1(b)                    Permitted Liens
7.4                       Permits, Franchises, Licenses and Authorizations constituting Governmental Requirements or involving Governmental Authorities
7.6                       Litigation and Judgments
7.7                       Ownership of Real Properties
7.10                      Existing Debt
7.11                      Taxes
7.13                      Plans
7.15                      Capitalization; Options, etc.
7.22                      Material Contracts
7.23                      Bank Accounts
7.27                      Employee Matters
7.28                      Insurance
9.5                       Investments





AMENDED AND RESTATED CREDIT AGREEMENT - Page v

                     AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 17, 1998, is by and among F.Y.I. INCORPORATED ("F.Y.I."), a Delaware corporation, each of the banks or other lending institutions which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), BANQUE PARIBAS, a bank organized under the laws of France acting through its Chicago Branch, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent") and BANK OF AMERICA TEXAS, N.A., as co-agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Co-Agent").

                                   RECITALS:

         a. On April 18, 1996, F.Y.I., certain Subsidiaries of F.Y.I. (collectively, the "Prior Borrowers"), the Agent and certain lenders executed a certain Credit Agreement (as amended from time to time, the "Prior Agreement") pursuant to which the Lenders (as defined therein) extended (i) a revolving credit facility to the Revolving Loans Borrowers (as defined therein, including F.Y.I.) for working capital and general corporate purposes and (ii) a term loan facility to the Term Loans Borrowers (as defined therein, including F.Y.I.) to finance future acquisitions by the Term Loans Borrowers. After giving effect to certain assignments made to Paribas immediately prior hereto, Paribas is, as of the Closing Date, the only lender under the Prior Agreement.

         b. F.Y.I., the Lenders identified on the signature pages of this Agreement, the Agent and the Co- Agent desire, with the written consent of the Prior Borrowers, to enter into this Agreement for the purposes of providing the credit facility referred to herein and amending and restating the Prior Agreement in its entirety.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  Definitions

         Section 1.1 Definitions, etc. As used in this Agreement, the following terms shall have the following meanings:

         "Accounting Changes" means as specified in Section 1.3(a).

         "Acquisition" means any transaction or series of related transactions for the purpose of or





AMENDED AND RESTATED CREDIT AGREEMENT - Page 1 resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by a Person of 50% or more of the Capital Stock of any Person or otherwise causing any Person to become a Subsidiary of the acquiring Person, or (c) a merger, consolidation, amalgamation or any other combination of a Person with another Person.

         "Additional Costs" means as specified in Section 4.1(a).

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) determined by the Agent to be equal to (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by
(b) one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds fifty percent or more of any class of voting Capital Stock of such Person; or (c) fifty percent or more of the voting Capital Stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, in no event shall the Agent, the Co-Agent or any Lender be deemed an Affiliate of F.Y.I. or any of its Subsidiaries.

         "Agent" means as specified in the initial paragraph of this Agreement.

         "Agreement" means this Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof.

         "Applicable Lending Office" means for each Lender and each Type of Loan, the Lending Office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to F.Y.I. and the Agent as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" means, with respect to any period and with respect to Prime Rate Loans, Eurodollar Loans and the Commitment Fees, the percentage set forth in the table below that corresponds to the ratio of (a) Total Debt as of the date of the relevant financial statements referred to below to (b) EBITDA for the four fiscal quarters of FYI then most recently ended as of the date of such financial statements, calculated in accordance with Section 1.4:





AMENDED AND RESTATED CREDIT AGREEMENT - Page 2

-----------------------------------------------------------------------------------------------
                                                             Applicable Margins
                                                                    for
-----------------------------------------------------------------------------------------------
                Total Debt to                   Eurodollar         Prime          Commitment
                 EBITDA Ratio                     Loans         Rate Loans           Fee
-----------------------------------------------------------------------------------------------
             > or = 2.50 to 1.00                    1.50%             0%              0.375%
-----------------------------------------------------------------------------------------------
    > or = 2.00 to 1.00 and < 2.50 to 1.00          1.00%             0%              0.250%
-----------------------------------------------------------------------------------------------
    > or = 1.50 to 1.00 and < 2.00 to 1.00          0.75%             0%              0.250%
-----------------------------------------------------------------------------------------------
                < 1.50 to 1.00                      0.50%             0%              0.250%
-----------------------------------------------------------------------------------------------

For purposes hereof and notwithstanding the preceding sentence, the Applicable Margin for the period from the Closing Date to the first Calculation Date shall be deemed to be 0.50% for Eurodollar Loans, 0% for Prime Rate Loans and 0.250% for Commitment Fees and shall thereafter be calculated on each Calculation Date based upon the preceding table and the financial statements delivered by F.Y.I. pursuant to Section 8.1(b) and the certificate delivered by F.Y.I. pursuant to
Section 8.1(c); provided, that if F.Y.I. fails to deliver to the Agent such financial statements or certificate on or before the relevant Calculation Date, the Applicable Margin shall be deemed to be the percentage reflected in the preceding table as if the ratio of Total Debt to EBITDA were greater than 2.50 to 1.00 until the date such statements and certificate are received by the Agent, after which the Applicable Margin shall be determined as otherwise provided herein.

         "Asset Disposition" means the disposition of any or all of the Property (other than sales of Inventory in the ordinary course of business and the grant of a Lien as security) of F.Y.I. or any of its Subsidiaries, whether by sale, lease, transfer, assignment, condemnation or otherwise, but excluding any involuntary disposition resulting from casualty damage to Property.

         "Assignee" means as specified in Section 13.8(b).

         "Assigning Lender" means as specified in Section 13.8(b).

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its Assignee and accepted by the Agent pursuant to Section 13.8(e), in substantially the form of Exhibit A hereto.

         "B&B Letter of Credit" means a Letter of Credit issued by the Issuing Bank in favor of the Fifth Third Bank, as trustee, or any successor thereto (the "Trustee") for the benefit of the holders of those certain $2,400,000 Prince George's County, Maryland Variable Rate Demand/Fixed Rate Revenue Bonds (B&B Records Center, Inc. Facility) 1989 Issue as a replacement for the letter of credit issued by Crestar Bank in favor of the Trustee, in a face amount not to exceed $2,500,000, and issued under the Commitments, as such Letter of Credit may be renewed, extended or replaced.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 3

         "B of A Letter of Credit" means that certain Letter of Credit issued by Bank of America National Trust & Savings Association in favor of the New York State Workers Compensation Board as beneficiary in a face amount of $10,000,000 having an expiration date of March 31, 2003, which Letter of Credit was issued pursuant to an Application and Agreement for Standby Letter of Credit, dated as of January 27, 1998, between F.Y.I. and QCSINET Acquisition Corp., a wholly-owned Subsidiary of F.Y.I., as Applicants, and Bank of America Texas, N.A. as credit-provider.

         "Bankruptcy Code" means as specified in Section 11.1(e).

         "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

         "Business Day" means (a) any day on which commercial banks are not authorized or required to close in New York, New York or Chicago, Illinois, and
(b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Calculation Date" means the date occurring each quarter during the term of this Agreement which is 15 days after the date upon which quarterly financial statements of F.Y.I. and its consolidated Subsidiaries are required by Section 8.1(b) to be delivered to the Agent (or, if such date is not a Business Day, the next succeeding Business Day).

         "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by F.Y.I. or any of its Subsidiaries to acquire or construct fixed assets, plant or equipment (including renewals, improvements or replacements, but excluding repairs) during such period and which, in accordance with GAAP, are classified as capital expenditures, exclusive of any expenditures for Acquisitions.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Capital Stock" means corporate stock and any and all shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership or another entity).

         "Change of Control" means the existence or occurrence of any of the following after the





AMENDED AND RESTATED CREDIT AGREEMENT - Page 4

Closing Date: (a) any Person or two or more Persons acting as a group (as defined in Section 13d-3 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of F.Y.I.; (b) individuals who, as of the Closing Date, constitute the Board of Directors of F.Y.I. (the "F.Y.I. Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of F.Y.I.; provided, however, that any individual becoming a director of F.Y.I. subsequent to the Closing Date whose election, or nomination for election by F.Y.I.'s shareholders was approved by a vote of at least a majority of the directors then comprising the F.Y.I. Incumbent Board shall be considered as though such individual were a member of the F.Y.I. Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of F.Y.I.; or (c) the consummation of any transaction the result of which is that any Person or group beneficially owns more of the voting stock of F.Y.I. than is beneficially owned, in the aggregate, by the "Permitted Holders" as such term is defined in the Prior Agreement.

         "Closing Date" means February 17, 1998, the date of this Agreement.

         "Co-Agent" means as specified in the initial paragraph of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" means all Property of any nature whatsoever upon which a Lien is created or purported to be created by any Loan Document as security for the Obligations or any portion thereof.

         "Commitment" means, as to any Lender, the obligation of such Lender to make or continue Loans and incur or participate in Letter of Credit Liabilities hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Commitments" means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Commitments is $50,000,000.

         "Commitment Percentage" means, as to any Lender, the percentage equivalent of a fraction, the numerator of which is the amount of the Commitment of such Lender, and the denominator of which is the aggregate amount of the Commitments of all of the Lenders, as adjusted from time to time in accordance with Section 13.8.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a)(i)





AMENDED AND RESTATED CREDIT AGREEMENT - Page 5

EBITDA of F.Y.I. and its Subsidiaries for such period minus (ii) Capital Expenditures of F.Y.I. and its Subsidiaries paid during such period, minus
(iii) taxes of F.Y.I. and its Subsidiaries paid or payable in cash during such period, to (b) the Fixed Charges of F.Y.I. and its Subsidiaries for such period.

         "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA of F.Y.I. and its Subsidiaries for such period to (b) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" means, for any period, all interest on Debt of F.Y.I. and its Subsidiaries (or other applicable Person) paid or accrued during such period, including the interest portion of payments under Capital Lease Obligations, but excluding any fees paid by F.Y.I. and its Subsidiaries in connection with the closing of the transactions evidenced by the Prior Agreement or this Agreement to the extent that the same have been capitalized in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income (or loss) of F.Y.I. and its Subsidiaries (or other applicable Person) for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of F.Y.I. and its Subsidiaries.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Eurodollar Loan as a Eurodollar Loan of the same Type from one Interest Period to the next Interest Period.

         "Contract Rate" means as specified in Section 13.12(a).

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into the other Type of Loan.

         "Currency Hedge Agreement" means any currency hedge or exchange agreement, option or futures contract or other agreement intended to protect against or manage a Person's exposure to fluctuations in currency exchange rates.

         "Current Date" means a date occurring no more than 30 days prior to the Closing Date or such earlier date which is reasonably acceptable to the Agent.

         "Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money, (b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of





AMENDED AND RESTATED CREDIT AGREEMENT - Page 6 business that are not past due by more than 120 days, and excluding Seller Earn Out which is contingent, (d) all Capital Lease Obligations of such Person, (e) all Debt of others Guaranteed by such Person, (f) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (h) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of Capital Stock of such Person, (i) all indebtedness, liabilities and obligations of such Person under Interest Rate Protection Agreements or Currency Hedge Agreements, and (j) all indebtedness, liabilities and obligations of such Person in respect of unfunded vested benefits under any Plan.

         "Debt Issuance" means any issuance by F.Y.I. or any Subsidiary of F.Y.I. of any Debt of F.Y.I. or such Subsidiary, respectively, which Debt is issued or sold by F.Y.I. or any Subsidiary of F.Y.I. primarily for the purpose of raising capital or increasing liquidity and which Debt consists of Debt of the types referred to in clauses (a) or (b) of the definition of "Debt", but not of the types of Debt referred to in clauses (c), (d), (e), (g), (h), (i) or
(j) of the definition of "Debt" and which Debt is not permitted under Section
9.1. The incurrence of Seller Subordinated Debt does not constitute a "Debt Issuance."

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, (a) in respect of any principal of any Loan or any Reimbursement Obligation at all times during which an Event of Default has occurred and is continuing, and (b) in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable by F.Y.I. under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period of such Event of Default or during the period commencing on the due date until such amount is paid in full, respectively, equal to the lesser of (i) the sum of two percent (2%) plus the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans for the applicable period or (ii) the Maximum Rate; provided, however, that if such Event of Default relates to, or if such amount in default is, principal of a Eurodollar Loan and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, the lesser of (A) two percent plus the interest rate for such Eurodollar Loan for such Interest Period as provided in Section 2.4(a)(ii) hereof or (B) the Maximum Rate and, thereafter, the rate provided for above in this definition.

         "Deposit Account" means a deposit account maintained by F.Y.I. with a bank selected by F.Y.I. and reasonably acceptable to the Agent.

         "Dollars" and "$" mean lawful money of the U.S.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 7

         "EBITDA" means, for any period, without duplication, the sum of the following for F.Y.I. and its Subsidiaries (or other applicable Person) for such period determined on a consolidated basis in accordance with GAAP: (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Consolidated Net Income, plus (d) depreciation and amortization expense and other non-cash, non- tax items to the extent deducted in determining Consolidated Net Income, minus (e) non-cash income to the extent included in determining Consolidated Net Income. For purposes of calculating the EBITDA of F.Y.I. and its consolidated Subsidiaries for any period of four consecutive fiscal quarters including, without limitation, the four consecutive fiscal quarter period used in determining compliance with the twelve month trailing EBITDA requirement in the definition of Permitted Acquisition, the EBITDA associated with any Person or assets acquired in a Permitted Acquisition during such period of four consecutive fiscal quarters shall be added, without duplication, if the Permitted Acquisition and the EBITDA of the Person or assets acquired were approved in writing by the Required Lenders.

         "Eligible Assignee" means (a) any Affiliate of a Lender or (b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution (whether a corporation, partnership or other entity) acceptable to the Agent and approved by F.Y.I., which approval shall not unreasonably be withheld, provided, however, that any Person referred to in this clause (b) shall not be required to be acceptable to the Agent or approved by F.Y.I. if a Default has then occurred and is continuing.

         "Environmental Law" means any federal, state, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of Hazardous Materials, including, without limitation as to U.S. laws, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42 U. S. C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U. S. C. Section 1251 et seq., the Emergency Planning and Community Right to Know Act, 42 U. S. C.
Section 11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., and the Toxic Substances Control Act, 15 U.S.C.
Section  2601 et seq., and any state or local counterparts.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal, penal or civil statute, including, without limitation, any Environmental Law, Permit, order or agreement





AMENDED AND RESTATED CREDIT AGREEMENT - Page 8 with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "Equity Issuance" means any issuance by F.Y.I. or any Subsidiary of F.Y.I. of any Capital Stock of F.Y.I. or such Subsidiary, respectively.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of a group of entities, organizations or employers of which a Loan Party is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loans" means Loans that bear interest at rates based upon the Eurodollar Rate and the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by the Reference Lender to leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan made by the Reference Lender to which such Interest Period relates. If the Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor (whether as a result of Section 4.4 or for any other reason), the Eurodollar Rate and the Adjusted Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loans which the Reference Lender would have made had it been participating in such Loans.

         "Event of Default" means as specified in Section 11.1.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one- sixteenth of one percent (1/16 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Reference Lender on such day on such transactions as determined by the Agent.

         "Fee Letter" means the letter dated as of February 17, 1998 (and accepted by F.Y.I. as of





AMENDED AND RESTATED CREDIT AGREEMENT - Page 9

February 17, 1998) between F.Y.I. and the Agent.

         "Fixed Charges" means, for any period, the sum of (a) Consolidated Interest Expense of F.Y.I. and its Subsidiaries during such period, plus (b) all scheduled payments (as such scheduled payments are reduced by application of any prepayments) of principal with respect to the Loans and other outstanding Debt during such period, plus (c) for any period commencing prior to the Loans Termination Date, an amount equal to 20% of the principal amount of the Loans outstanding as of the end of such period.

         "F.Y.I." means as specified in the initial paragraph of this Agreement.

         "F.Y.I. Common Stock" means the common stock of F.Y.I., par value $.01 per share.

         "F.Y.I. Equity Documents" means F.Y.I.'s Certificate of Incorporation and the F.Y.I. Common Stock.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, license, authorization or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not





AMENDED AND RESTATED CREDIT AGREEMENT - Page 10 include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.
The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

         "Guaranties" means the guaranty agreements, in form and substance satisfactory to the Agent, executed at any time pursuant to the Prior Agreement or this Agreement by any of the Subsidiaries of F.Y.I. or any other Loan Party in favor of the Agent for the benefit of the Agent and the Lenders, and any guaranty agreement executed pursuant to Section 5.3 hereof, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Hazardous Material" means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organisms, ray, odor, radiation, energy, vector, plasma, constituent or material which (a) is or becomes listed, regulated or addressed under any Environmental Law or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including, without limitation, asbestos, petroleum, underground storage tanks (whether empty or containing any substance) and polychlorinated biphenyls.

         "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

         "Interest Period" means, with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or Converted from a Prime Rate Loan or (if Continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as F.Y.I. may select as provided in Section 2.9 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Loans Maturity Date shall end on the Loans Maturity Date; (c) no more than seven (7) Interest Periods for Eurodollar Loans shall be in effect at the same time; (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise





AMENDED AND RESTATED CREDIT AGREEMENT - Page 11 be a shorter period, such Loans shall not be available hereunder; (e) no Interest Period shall have a duration of more than six months; and (f) no Interest Period for a Loan may commence before and end after any principal repayment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the amount of the Loans scheduled to be outstanding hereunder after such principal payment date. The permitted length of Interest Periods will not limit the terms of any Interest Rate Protection Agreement.

         "Interest Rate Protection Agreements" means, with respect to F.Y.I. or any Subsidiary of F.Y.I., an interest rate swap, cap or collar agreement or similar arrangement between F.Y.I. or any Subsidiary of F.Y.I. and one or more Lenders that are parties to this Agreement providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

         "Inventory" means all inventory now owned or hereafter acquired by F.Y.I. or any of its Subsidiaries wherever located and whether or not in transit, which is or may at any time be held for sale or lease, or furnished under any contract (exclusive of leases of real Property covered by a Mortgage) for service or held as raw materials, work in process, or supplies or materials used or consumed in the business of F.Y.I. or any of its Subsidiaries.

         "Investments" means as specified in Section 9.5.

         "IPO" means F.Y.I.'s public offering of 2,185,000 shares of F.Y.I. Common Stock which offering closed in January of 1996 and was made pursuant to the registration statement of F.Y.I. Incorporated on Form S-1, No. 33-98608, the final version of which was filed with the Securities and Exchange Commission on January 23, 1996.

         "IPO Documents" means that certain registration statement of F.Y.I. Incorporated on Form S-1, No. 33-98608, the final version of which was filed with the Securities and Exchange Commission on January 23, 1996, that certain underwriting agreement between Montgomery Securities, William Blair & Co., L.L.C. and F.Y.I., regarding the public offering of 1,900,000 shares of common stock, dated January 22, 1996, and each other document filed with the Securities and Exchange Commission or any state securities commission in connection with the IPO.

         "Issuing Bank" means Banque Paribas or, in the case of the B of A Letter of Credit only, Bank of America Texas, N.A. (with respect to notices and payment of fees and reimbursements pursuant to this Agreement) or Bank of America National Trust & Savings Association (with respect to the issuance of the B of A Letter of Credit and drawings thereunder).

         "Lender" and "Lenders" means as specified in the initial paragraph of this Agreement.

         "Letter of Credit" means any standby letter of credit issued by the Issuing Bank for the account of F.Y.I. (or F.Y.I. and any of its Subsidiaries) pursuant to this Agreement (which letter of credit shall be irrevocable unless otherwise agreed by the Issuing Bank and F.Y.I.).





AMENDED AND RESTATED CREDIT AGREEMENT - Page 12

         "Letter of Credit Agreement" means, with respect to each Letter of Credit to be issued by the Issuing Bank therefor, the letter of credit application and reimbursement agreement which such Issuing Bank requires to be executed by the account party or parties in connection with the issuance of such Letter of Credit.

         "Letter of Credit Liabilities" means, at any time, the aggregate undrawn face amounts of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit issued pursuant to the Commitments.

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

         "Loan Documents" means this Agreement, the Prior Agreement, the Notes, the Security Documents, the Fee Letter, the Letters of Credit, the Letter of Credit Agreements, any Interest Rate Protection Agreement or Currency Hedge Agreement between F.Y.I. or any Subsidiary of F.Y.I. and any Lender, any Subordination Agreements, and all other agreements, documents and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing (including, without limitation, this Agreement and the Prior Agreement), and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Loan Party" means F.Y.I., each of its Subsidiaries and any other Person who is or becomes a party to any agreement, document or instrument that Guarantees or secures payment or performance of the Obligations or any part thereof.

         "Loans" means as specified in Section 2.1(a).

         "Loans Maturity Date" means March 31, 2003.

         "Loans Termination Date" means February 17, 2001.

         "Material Adverse Effect" means any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the business or financial condition or performance of F.Y.I. and its Subsidiaries, taken as a whole, (b) the ability of F.Y.I. to pay and perform the Obligations when due, or (c) the validity or enforceability of (i) any of the Loan Documents, (ii) any Lien created or purported to be created by any of the Loan Documents or the required priority of any such Lien, or (iii) the rights and remedies of the Agent or the Lenders under any of the Loan Documents.

         "Material Contracts" means, as to any Person, any supply, purchase, service, employment, tax, indemnity, shareholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be





AMENDED AND RESTATED CREDIT AGREEMENT - Page 13 transferred to or by, such Person or any of its Subsidiaries party to such agreement or contract, or by which such Person or any of its Subsidiaries or any of their respective Properties are otherwise bound, during any fiscal year of the Person exceeds $5,000,000 as of the Closing Date with respect to expenditures required by such Person, or $10,000,000 as of the Closing Date with respect to revenues which the other party to the contract is required to pay to such Person, and any and all amendments, modifications, supplements, renewals or restatements thereof.

         "Material Subsidiary" means any Subsidiary of F.Y.I. which is not a Nonmaterial Subsidiary.

         "Maximum Rate" means, with respect to any Lender, the maximum non-usurious interest rate (or, if the context so permits or requires, an amount of interest calculated at such rate), if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Lender pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to F.Y.I. at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law if, contrary to the intent of the parties, Texas law is ever used to determine the Maximum Rate, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069, Vernon's Texas Civil Statutes; provided, however, that, to the extent permitted by applicable law, the Agent shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

         "Mortgaged Properties" means, collectively, the fee-owned Properties and leasehold interests in the Properties listed on Schedule 1.1(a) hereof which are or are to be subject to the Mortgages, and any such after-acquired Properties which become subject to a Mortgage pursuant to Section 5.4 hereof.

         "Mortgages" means the deed of trusts, leasehold deeds of trust, mortgages, leasehold mortgages, collateral assignments of leases and other real estate security documents, in form and substance satisfactory to the Agent, executed at any time pursuant to the Prior Agreement or this Agreement by F.Y.I. or any of its Subsidiaries or any other Loan Party in favor of the Agent for the benefit of the Agent and the Lenders with respect to any Mortgaged Property, and any and all amendments, modifications, supplements, renewals or restatements thereof.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by or are required from any Loan Party or any ERISA Affiliate since 1974 and which is covered by Title IV of ERISA.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 14

         "Net Proceeds" means, with respect to any Asset Disposition, (a) the gross amount of cash received by F.Y.I. or any of its Subsidiaries from such Asset Disposition, minus (b) the amount, if any, of all taxes paid or payable by F.Y.I. or any of its Subsidiaries directly resulting from such Asset Disposition (including the amount, if any, estimated by F.Y.I. in good faith at the time of such Asset Disposition for taxes payable by F.Y.I. or any of its Subsidiaries on or measured by net income or gain resulting from such Asset Disposition), minus (c) the reasonable out- of-pocket costs and expenses incurred by F.Y.I. or such Subsidiary in connection with such Asset Disposition (including reasonable brokerage fees paid to a Person other than an Affiliate of F.Y.I. and including any transfer or similar taxes) excluding any fees or expenses paid to an Affiliate of F.Y.I., minus (d) amounts applied to the repayment of indebtedness (other than the Obligations) secured by a Permitted Lien on the Property subject to the Asset Disposition, minus (e) the actual amount refunded to the buyer as a result of a post-closing purchase price adjustment which occurs within 180 days of the closing and is provided for in the asset purchase agreement or the stock purchase agreement as provided to the Lenders prior to the Acquisition. "Net Proceeds" with respect to any Asset Disposition shall also include proceeds (after deducting any amounts specified in clauses (b), (c) and (d) of the preceding sentence) of insurance with respect to any actual or constructive loss of Property, an agreed or compromised loss of Property or the taking of any Property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of Property under the power of eminent domain, except such proceeds and awards as are released to and used by F.Y.I. or any of its Subsidiaries in accordance with Section 8.5(b). "Net Proceeds" means, with respect to any Equity Issuance or Debt Issuance, (a) the gross amount of cash or other consideration received from such Equity Issuance or Debt Issuance, as the case may be, minus (b) the reasonable out-of-pocket costs and expenses incurred by the issuer in connection with such Equity Issuance or Debt Issuance, as the case may be (including reasonable underwriting fees paid to a Person other than an Affiliate of F.Y.I.) excluding any fees or expenses paid to an Affiliate of F.Y.I.

         "Nonconsenting Lender" means as specified in Section 13.11.

         "Nonmaterial Subsidiary" means, as of any date of determination, a Subsidiary of F.Y.I. (a) which has total tangible assets that are less than $7,500,000, (b) which has net worth that is less than $7,500,000, and (c) which has revenues that are less than $7,500,000 during the twelve-month period then most recently ended. For purposes of this definition, total tangible assets, net worth and revenues of a Subsidiary shall be determined on a consolidated basis for such Subsidiary and for all Subsidiaries of such Subsidiary.

         "Notes" means the promissory notes made by F.Y.I. evidencing the Loans (including, without limitation, the Swingline Advances) in the form of Exhibit B or, as to the Swingline Advances, Exhibit D hereto, and also includes such promissory notes issued in registered form pursuant to Section 2.2(b).

         "Obligations" means any and all (a) indebtedness, liabilities and obligations of the Loan Parties, or any of them, to the Agent, the Issuing Bank and the Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether





AMENDED AND RESTATED CREDIT AGREEMENT - Page 15 direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Loan Parties to repay the Loans, the Letter of Credit Liabilities and the Reimbursement Obligations, to pay interest on the Loans, the Letter of Credit Liabilities and Reimbursement Obligations (including, without limitation, interest, if any, accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents and (ii) the indebtedness constituting the Loans, the Letter of Credit Liabilities, the Reimbursement Obligations and such fees, indemnities, costs and expenses, and (b) indebtedness, liabilities and obligations of F.Y.I. or any of its Subsidiaries under any and all Interest Rate Protection Agreements and Currency Hedge Agreements that it may enter into with any Lender to the extent permitted by Section 9.1(e).

         "Operating Lease" means, with respect to any Person, any lease, rental or other agreement for the use by that Person of any Property which is not a Capital Lease Obligation.

         "Outstanding Credit" means, at any particular time, the sum of (a) the outstanding principal amount of the Loans (inclusive of the Swingline Advances), plus (b) the Letter of Credit Liabilities.

         "Paribas" means Banque Paribas, a bank organized under the laws of the Republic of France.

         "Payor" means as specified in Section 3.4.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA (including a Multiemployer Plan) which is subject to the funding requirements under Section 302 of ERISA or Section 412 of the Code, in whole or in part, and which is maintained or contributed to currently or at any time within the six years immediately preceding the Closing Date or, in the case of a Multiemployer Plan, at any time since September 2, 1974, by F.Y.I. or any subsidiary of F.Y.I. or any ERISA Affiliate for employees of F.Y.I. or any subsidiary of F.Y.I. or any ERISA Affiliate.

         "Peril" means as specified in Section 8.5(a).

         "Permit" means any permit, certificate, approval, order, license or other authorization.

         "Permitted Acquisition" means any Acquisition which has been approved in writing by the Agent and the Required Lenders or any other Acquisition which satisfies each of the following requirements: (a) the acquiror (or surviving corporation if the acquisition is by means of a merger) is F.Y.I. or any Subsidiary of F.Y.I., (b) the assets to be acquired in connection with such Acquisition are assets that are to be used in the existing businesses of the acquiror as such business is presently conducted, (c) such Acquisition has been approved by the Board of Directors of the acquired entity, (d) the acquired entity shall have generated positive EBITDA during the twelve-month period





AMENDED AND RESTATED CREDIT AGREEMENT - Page 16 preceding the Acquisition, which positive EBIDTA shall be audited or reviewed by an accounting firm acceptable to the Agent if (but only if) the Acquisition involves total consideration paid or payable of $10,000,000 or more, after adjusting for excess owners' compensation and other pro forma charges as validated by the Agent, (e) after giving effect to such Acquisition and any Debt incurred in connection therewith, Total Debt does not exceed 2.5 times EBITDA for the four fiscal quarters most recently completed of F.Y.I. and its Subsidiaries (and including the acquired entity's trailing twelve month EBITDA as adjusted for any interest not acquired, if audited or reviewed by an accounting firm acceptable to the Agent) (EBITDA may include proforma adjustments to an acquired entity's earnings, as adjusted for any interest not acquired, acceptable to the Agent), (f) such Acquisition shall not exceed $20,000,000 in total consideration (including any Debt assumed or guaranteed in connection therewith), without Required Lenders' approval, (g) the aggregate amount of all such Acquisitions made on or after the Closing Date shall not exceed $25,000,000, in total consideration (including any Debt assumed or guaranteed in connection therewith) in any twelve month period without Required Lenders' approval, (h) prior to and after giving effect to the Acquisition, no Default shall exist, (i) after giving effect to such Acquisition, F.Y.I. will not violate any financial covenant, and (j) no material part of the Property or business operations to be acquired are located outside the U.S. or Canada; provided, however, that up to $7,000,000 (valued at total purchase consideration including any Debt assumed or guaranteed in connection therewith) in Acquisitions made on or after the Closing Date and during the term of this Agreement will be deemed to be Permitted Acquisitions despite their failure to meet the requirements of items (d) or (j) preceding so long as no such acquired entity or entities shall have annual sales (individually for any one such acquired entity or in the aggregate for all such acquired entities) in excess of $10,000,000 or cumulative EBITDA losses (individually for any one such acquired entity or in the aggregate for all such acquired entities) in excess of $1,500,000 incurred, in each case during the twelve-month period preceding the respective dates of acquisition.

         "Permitted Acquisition Documents" means any acquisition agreement and each other material agreement, document or instrument executed or delivered in connection with or pursuant to any Permitted Acquisition.

         "Permitted Capital Expenditures" means as specified in Section 10.6.

         "Permitted Liens" means:

                 (a) Liens disclosed on Schedule 1.1(b) hereto as to F.Y.I. and its Material Subsidiaries (as applicable, as described on such schedule);

                 (b) Liens securing the Obligations in favor of the Agent (for the benefit of the Agent and the Lenders) pursuant to the Loan Documents;

                 (c) Encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real Property or, as to the real Property referred to in clause (ii) below only, imperfections to title that (i) as to any Mortgaged Property, do not (individually





AMENDED AND RESTATED CREDIT AGREEMENT - Page 17 or in the aggregate) materially affect the value of the Property encumbered thereby or materially impair the ability of F.Y.I. or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use, and (ii) as to any real Property other than Mortgaged Property, were entered into in the ordinary course of business and could not have a Material Adverse Effect;

                 (d) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                 (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                 (f) Liens resulting from good faith deposits to secure payment of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt) or leases, all in the ordinary course of business;

                 (g) Purchase-money Liens on any Property hereafter acquired or the assumption after the Closing Date of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred or assumed after the Closing Date in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

                          (i) any Property subject to the foregoing is acquired by F.Y.I. or any of its Subsidiaries in the ordinary course of its business and the Lien on the Property attaches concurrently or within 90 days after the acquisition thereof;

                          (ii) the Debt secured by any Lien so created, assumed or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the Property covered thereby;

                          (iii) each such Lien shall attach only to the Property so acquired and the proceeds thereof; and

                          (iv) the Debt secured by all such Liens, together with the Debt secured by all other purchase-money Liens on any Property at any time owned or acquired, shall not exceed $8,000,000 at any time outstanding in the aggregate;

                 (h) Easements, rights-of-way, restrictions and other Liens and imperfections to title that are approved by the Agent and are listed on Exhibit B to any Mortgage; and





AMENDED AND RESTATED CREDIT AGREEMENT - Page 18

                 (i) Any extension, renewal or replacement of any of the foregoing, provided that Liens permitted hereunder shall not be extended or spread to cover any additional indebtedness or Property;

provided, however, that none of the Permitted Liens (except those in favor of the Agent) may attach or relate to the Capital Stock of or any other ownership interest in F.Y.I. or any of its Subsidiaries.

         "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, Governmental Authority or other entity.

         "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA established or maintained or contributed to by any Loan Party opposing counsel any ERISA Affiliate, including any Pension Plan.

         "Prime Rate" means, at any time, the rate of interest per annum then most recently established by Morgan Guaranty Trust Company as announced at its office in New York, New York, as its highest commercial prime rate then in effect, which rate may not be the lowest rate of interest charged by Morgan Guaranty Trust Company to its commercial borrowers. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect without notice to F.Y.I. at the time of such change in the Prime Rate.

"Prime Rate Loans" means Loans that bear interest at rates based upon the Prime
                                     Rate.

         "Principal Office" means the principal office of the Agent in Chicago, Illinois, presently located at 227 West Monroe Street, Suite 3300, Chicago, Illinois 60606.

         "Prior Agreement" means as specified in Recital A of this Agreement.

         "Prior Borrowers" means as specified in Recital A of this Agreement.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Projections" means F.Y.I.'s forecasted consolidated (a) balance sheets, (b) income statements, and (c) cash flow statements, together with appropriate supporting details and a statement of underlying assumptions, prepared on or about the Closing Date.

         "Property" means property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

         "Quarterly Date" means the last day of each March, June, September and December of each year, the first of which shall be the first such day after the Closing Date.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 19

         "Receivables" means, as at any date of determination thereof, each and every "account" as such term is defined in the UCC and includes, without limitation, the unpaid portion of the obligation, as stated on the respective invoice, or, if there is no invoice, other writing, of a customer of F.Y.I. or any of its Subsidiaries in respect of Inventory sold and shipped or services rendered by F.Y.I. or any of its Subsidiaries.

         "Reference Lender" means Banque Paribas.

         "Register" means as specified in Section 13.8(d).

         "Registered Note" means as specified in Section 2.2(b).

         "Registered Note Register" means as specified in Section 13.8(h).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Lender, any change after the Closing Date in any U.S. federal or state laws or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any U.S. federal or state laws or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Reimbursement Obligation" means the obligation of F.Y.I. (as account party or parties, respectively) to reimburse the Issuing Bank for any drawing under a Letter of Credit.

         "Related Transactions" means, collectively, (a) the making of the Loans, (b) the execution and delivery of the Related Transactions Documents, and (c) the payment of all fees, costs and expenses associated with the foregoing.

         "Related Transactions Documents" means the Loan Documents, the F.Y.I. Equity Documents, the IPO Documents and all other agreements, documents and instruments executed and/or delivered pursuant to or in connection with any of the foregoing.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, discharge, disposal, disbursement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

         "Remedial Action" means a actions required to (a) cleanup, remove, respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release





AMENDED AND RESTATED CREDIT AGREEMENT - Page 20 or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Required Lenders" means, at any date of determination, Lenders having in the aggregate at least 81% (in Dollar amount as to any one or more of the following) of the sum of the aggregate outstanding Commitments (or, if the Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities).

         "Required Payment" means as specified in Section 3.4.

         "Reserve Requirement" means, for any Eurodollar Loan of any Lender for any Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under any regulations of the Board of Governors of the Federal Reserve System (or any successor) by such Lender for deposits exceeding $1,000,000 against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lenders by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate or the Adjusted Eurodollar Rate is to be determined or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

         "Responsible Officer" means, as to any Loan Party, the chief financial officer, chief operating officer or chief executive officer of such Person.

         "Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of F.Y.I. or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in equity securities of F.Y.I.; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of F.Y.I. or any of its Subsidiaries now or hereafter outstanding; (c) any loan, advance or payment (pursuant to a tax sharing agreement or otherwise) to F.Y.I.; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of F.Y.I. or any of its Subsidiaries now or hereafter outstanding.

         "Security Agreements" means the security agreements and pledge agreements, in form and substance satisfactory to the Agent, executed at any time pursuant to the Prior Agreement or this Agreement by F.Y.I. or any of its Subsidiaries or any other Loan Party in favor of the Agent for the





AMENDED AND RESTATED CREDIT AGREEMENT - Page 21 benefit of the Agent and the Lenders, and any security agreement or pledge agreement executed pursuant to Section 5.3 hereof, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Security Documents" means the Guaranties, the Security Agreements and the Mortgages, as they may be amended, modified, supplemented, renewed, extended or restated from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered by any Loan Party in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

         "Seller Earn Out" means any obligation incurred by F.Y.I. or a Subsidiary in connection with a Permitted Acquisition which (i) is only payable by F.Y.I. for performance by a seller, or a shareholder, officer or director of a seller, of obligations over the passage of time (e.g., non-compete payments) or in the event certain future performance goals are achieved with respect to the assets or business acquired, excluding any noncompete payments in excess of 15% of the purchase price and excluding performance-based payments which are greater than 750% of the earnings or cash flow on which they are based and (ii) provides that the maximum potential liability of F.Y.I. or any Subsidiary with respect thereto is limited.

         "Seller Subordinated Debt" means any Debt of F.Y.I. (and not of any Subsidiary of F.Y.I.) which (a) is owed to a seller as part of the purchase consideration for a Permitted Acquisition, (b) is subordinated to the Obligations pursuant to a Subordination Agreement, (c) does not, when aggregated with the principal balance of all other Seller Subordinated Debt, exceed $10,000,000 in principal amount, (d) does not have an interest rate in excess of twelve percent (12%) per annum, and (e) is unsecured. Seller Subordinated Debt may be convertible into Capital Stock of F.Y.I.

         "Solvency Certificate" means a certificate substantially in the form of Exhibit F attached hereto.

         "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for





AMENDED AND RESTATED CREDIT AGREEMENT - Page 22 which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount (net of contribution rights) that can reasonably be expected to become an actual or matured liability.

         "Subordination Agreement" means a Subordination Agreement in the form attached hereto as Exhibit C, relating to Seller Subordinated Debt.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

         "Swingline Advances" means as specified in Section 2.1(a).

         "Total Debt" means, at any particular time, the aggregate principal amount of all Debt of F.Y.I. and its Subsidiaries outstanding, determined on a consolidated basis.

         "Total Debt to EBITDA Ratio" means as specified in Section 10.3.

         "Total Senior Debt" means, at any particular time, the aggregate principal amount of the Total Debt that is not Seller Subordinated Debt.

         "Type" means any type of Loan (i.e., a Prime Rate Loan or Eurodollar
Loan).

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property created pursuant to any Security Document.

         "UCP" means as specified in Section 2.14(b).

         "U.S." means the United States of America.

         "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock (other than directors' qualifying shares, if any) shall at the time be owned by such Person and/or one or more of its Wholly-Owned Subsidiaries.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 23

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3      Accounting Terms and Determinations.

         (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with such accounting principles applied in the preparation of the audited financial statements referred to in
Section 7.2(a). All financial information delivered to the Agent pursuant to
Section 8.1 shall be prepared in accordance with GAAP applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a) or in accordance with Section 8.7. In the event that any "Accounting Changes" (as defined below) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then F.Y.I. and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating F.Y.I.'s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by F.Y.I., the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: (a) changes in accounting principles required by the promulgation of any rule, regulations, pronouncement or opinion by the Financial Accounting Standards Board, the American Institute of Certified Public Accounts or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) after the Closing Date; and (b) changes in accounting principles approved by F.Y.I.'s certified public accountants and implemented after the Closing Date.

         (b) F.Y.I. shall deliver to the Agent and the Lenders, at the same time as the delivery of any annual or quarterly financial statement under
Section 8.1, (i) a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of the next preceding annual, quarterly or monthly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) preceding and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

         (c) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement (including Article 10 hereof), neither F.Y.I. nor any of its Subsidiaries will change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters of F.Y.I. and its Subsidiaries in each of its fiscal years from that existing on the Closing Date. Any Subsidiary of F.Y.I. created or acquired after the Closing Date shall, as soon as reasonably practicable, be put on a fiscal year ending December 31.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 24

         Section 1.4 Financial Covenants. The financial covenants contained in Article 10 shall be calculated on a consolidated basis for F.Y.I. and its Subsidiaries.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 25

                                   ARTICLE 2

                                     Loans

         Section 2.1      Commitments.

         (a) Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more revolving credit loans to F.Y.I. from time to time from and including the Closing Date to but excluding the Loans Termination Date up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that (i) the Outstanding Credit applicable to a Lender shall not at any time exceed the remainder of such Lender's Commitment then in effect minus such Lender's Commitment Percentage of the Swingline Advances then outstanding and (ii) the Outstanding Credit of all Lenders shall not at any time exceed the remainder of the Commitments then in effect minus the Swingline Advances then outstanding.
(Such revolving credit loans referred to in this Section 2.1(a) now or hereafter made by the Lenders to F.Y.I. from and including and after the Closing Date are hereinafter collectively called the "Loans".) All loans made by the Lenders (as defined in this Agreement or the Prior Agreement) or their predecessors in interest to F.Y.I. or any Subsidiary of F.Y.I. under the Prior Agreement that are outstanding as of the Closing Date shall hereafter be Loans hereunder and shall be deemed to have been made to F.Y.I. under this Agreement. Subject to the foregoing limitations and the other terms and conditions of this Agreement, F.Y.I. may, prior to the Loans Termination Date, borrow, repay and reborrow the Loans hereunder. Notwithstanding anything to the contrary contained in this Agreement, F.Y.I. may from time to time request, and Paribas may at its discretion from time to time advance (but shall in no event be obligated to advance), Loans which are to be funded solely by Paribas (the "Swingline Advances"); provided, however, that (A) the aggregate principal amount of the Swingline Advances outstanding at any time shall not exceed $1,000,000 and the aggregate principal amount of the Loans outstanding at any time (inclusive of the Swingline Advances) shall not exceed the aggregate principal amount of the Commitments, (B) all Swingline Advances shall be and shall remain as Prime Rate Loans, and (C) Paribas shall give the Agent and each Lender written notice of the aggregate outstanding principal amount of the Swingline Advances upon the written request of the Agent or any Lender (but no more often than once every calendar quarter). Furthermore, upon one Business Day's prior written notice given by Paribas to the Agent and the other Lenders at any time and from time to time (including, without limitation, at any time following the occurrence of a Default or an Event of Default) and, in any event and without the necessity of any such notice, on the Business Day immediately preceding the Loans Termination Date, each Lender (including, without limitation, Paribas) severally agrees, as provided in the first sentence of this Section 2.1(a), and notwithstanding anything to the contrary contained in this Agreement, the existence of any Default or Event of Default or the inability or failure of F.Y.I. or any of its Subsidiaries or any other Loan Party to satisfy any condition precedent to funding any of the Loans contained in Article 6 (which conditions precedent shall not apply to this sentence), to make a Loan, in the form of a Prime Rate Loan, in an amount equal to its Commitment Percentage of the aggregate principal amount of the Swingline Advances then outstanding, and the proceeds of such Loans shall be promptly paid





AMENDED AND RESTATED CREDIT AGREEMENT - Page 26 by the Agent to Paribas and applied as a repayment of the aggregate principal amount of the Swingline Advances then outstanding.

         (b) Continuation and Conversion of Loans. Subject to the terms and conditions of this Agreement, F.Y.I. may borrow the Loans as Prime Rate Loans or as Eurodollar Loans (except for Loans which constitute Swingline Advances) and, until the Loans Maturity Date, may Continue Eurodollar Loans or Convert Loans (other than Loans which constitute Swingline Advances) of one Type into Loans of the other Type.

         (c) Lending Offices. Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

         (d) Refinancing of Prior Loans. Notwithstanding anything to the contrary contained in this Agreement, all Revolving Credit Loans (as defined in the Prior Agreement) which are outstanding under the Prior Agreement as of the Closing Date shall be automatically refinanced by Loans made under this Agreement as of the Closing Date and, accordingly, Loans in the aggregate principal amount equal to the aggregate principal amount of such Revolving Credit Loans shall be, as of the Closing Date, outstanding under this Agreement.

         Section 2.2      Notes.

         (a) Unregistered Notes. The Loans made by each Lender shall be evidenced by a single promissory note of F.Y.I. in substantially the form of Exhibit B hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to its Commitment (as originally in effect or thereafter increased) and otherwise duly completed; provided, however, that the Swingline Advances made by Paribas shall be evidenced by a single promissory note of F.Y.I. in the maximum original principal amount of $1,000,000 payable to the order of Paribas in substantially the form of Exhibit D hereto, dated the Closing Date. Each Lender is hereby authorized by F.Y.I. to endorse on the schedule (or a continuation thereof) attached to the Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Lender to F.Y.I. and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of F.Y.I. under such Note or this Agreement in respect of such Loan.

         (b) Registered Notes. Any Lender that is not a U.S. Person and that could become completely exempt from withholding of U.S. taxes in respect of payment of any Obligations due to such Lender hereunder relating to any of its Loans if such Loans were in registered form for U.S. Federal income tax purposes may request F.Y.I. (through the Agent), to exchange such Lender's Note evidencing its Loans for a promissory note or notes registered as provided in
Section 13.8(h) hereof (a "Registered Note"). Registered Notes may not be exchanged for Notes that are not in registered form.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 27

         Section 2.3 Repayment of Loans. F.Y.I. shall pay to the Agent for the account of each applicable Lender the outstanding principal of the Loans existing as of the Loans Termination Date (and the outstanding principal of the Loans existing as of the Loans Termination Date shall be due and payable) in eight (8) quarterly installments as follows:

                 (a) On each of the first seven (7) Quarterly Dates following the Loans Termination Date, F.Y.I. shall pay to the Agent an amount equal to the quotient of the Outstanding Credit as of the Loans Termination Date divided by twenty (20); and

                 (b) On the Loans Maturity Date, F.Y.I. shall pay to the Agent an amount equal to the aggregate outstanding principal amount of all Loans.

For purposes of this Section 2.3, the aggregate undrawn face amount of all Letters of Credit and the aggregate amount of the outstanding Reimbursement Obligations shall be added to the outstanding principal balance of the Loans for purposes of determining the amount F.Y.I. must pay to the Agent under this
Section 2.3. More specifically, if any Letters of Credit or Reimbursement Obligations are outstanding as of the Loans Maturity Date, then, in addition to the repayment of all outstanding Loans on the Loans Maturity Date, F.Y.I. shall deliver to the Agent cash or cash equivalents in an amount equal to the aggregate undrawn face amount of all Letters of Credit and the aggregate amount of all outstanding Reimbursement Obligations, such cash or cash equivalents to be pledged to the Agent as security for the Obligations pursuant to documentation satisfactory to the Agent in form and substance.

         Section 2.4      Interest.

         (a) Interest Rate. F.Y.I. shall pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to F.Y.I. for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                 (i) during the periods such Loan is a Prime Rate Loan, the lesser of (A) the Prime Rate plus the Applicable Margin or (B) the Maximum Rate; and

                 (ii) during the periods such Loan is a Eurodollar Loan, the lesser of (A) the Eurodollar Rate plus the Applicable Margin or
         (B) the Maximum Rate.

         (b) Payment Dates. Accrued interest on the Loans shall be due and payable in arrears as follows:

                 (i)      in the case of Prime Rate Loans, on each Quarterly
Date;

                 (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of a Eurodollar Loan having an Interest Period of six (6)





AMENDED AND RESTATED CREDIT AGREEMENT - Page 28 months, on the day in the third succeeding calendar month numerically corresponding to the commencement date of such Interest Period (or, if no numerically corresponding date exists, on the last Business Day of such third succeeding calendar month);

                 (iii) upon the payment or prepayment of any Loan or the Conversion of any Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

                 (iv)     on the Loans Maturity Date.

         (c) Default Interest. Notwithstanding the foregoing, F.Y.I. shall pay to the Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender, any Reimbursement Obligation owing to such Lender and (to the fullest extent permitted by law) any other amount payable by F.Y.I. under this Agreement or any other Loan Document to such Lender, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) or which is outstanding during the continuance of an Event of Default, for the period from and including the due date thereof or the date of the occurrence of such Event of Default (as applicable) to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand by the Agent.

         Section 2.5 Borrowing Procedure. F.Y.I. shall give the Agent notice of each borrowing hereunder in accordance with Section 2.9. Not later than 12:00 noon (Chicago, Illinois time) on the date specified for each borrowing hereunder, each Lender will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of F.Y.I. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to F.Y.I. by wire transfer of immediately available funds to the applicable Deposit Account no later than 1:00 p.m.

         Section 2.6 Optional Prepayments, Conversions and Continuations of Loans, Reduction of Commitments. Subject to Sections 2.7 and 2.8, F.Y.I. shall have the right from time to time to prepay the Loans, to Convert all or part of a Loan (other than a Swingline Advance) of one Type into a Loan of another Type or to Continue Eurodollar Loans; provided that: (a) F.Y.I. shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.9, (b) Eurodollar Loans may only be Converted on the last day of the Interest Period, unless F.Y.I., concurrently with making any such prepayment, pays all amounts owing to the Agent and the Lenders under Section 4.5, (c) except for Conversions of Eurodollar Loans into Prime Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing, (d) optional prepayments of the Loans shall be applied first to the Swingline Advances (until such advances are paid in full) and then to the Loans other than the Swingline Advances, and (e) optional prepayments of the Loans made on or after the Loans Termination Date shall be applied to the then-remaining installments of principal of the Loans pro rata.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 29

         Section 2.7      Mandatory Prepayments.

         (a) Asset Dispositions. F.Y.I. shall, within two Business Days after each day on which it or any of its Subsidiaries receives any Net Proceeds from an Asset Disposition, pay to the Agent, as a prepayment of the Loans, an aggregate amount equal to 100% of the Net Proceeds from such Asset Disposition. Notwithstanding the foregoing, no such prepayment will be required pursuant to this Section 2.7(a) (i) from the Net Proceeds from any single Asset Disposition of used equipment if such Net Proceeds are $250,000 or less and are fully re-invested in equipment used in the ordinary course of the business of the Person making such Asset Disposition within 180 days of such Asset Disposition, so long as the Net Proceeds from all such Asset Dispositions in any one calendar year do not exceed $250,000, (ii) from the Net Proceeds of any expropriation or condemnation of real Property if and to the extent that such Net Proceeds are, as a result of such expropriation or condemnation, re-invested in similar real Property or used to modify other then-existing real Property used in the ordinary course of the business of the Person whose real Property is affected thereby within 180 days of receipt of proceeds of such expropriation or condemnation or (iii) until the cumulative Net Proceeds received at any time from all Asset Dispositions made on or after December 31, 1997 exceeds 15% of F.Y.I.'s consolidated tangible net assets as of the date of such Asset Disposition (in which case a prepayment shall be made in the amount of the Net Proceeds from any Asset Disposition in excess of such amount, or if, as of the date of determination, cumulative Net Proceeds from prior Asset Dispositions exceed 15% of F.Y.I.'s consolidated tangible net assets, F.Y.I. shall pay to the Agent, as a prepayment of the Loans, in addition to 100% of the Net Proceeds from such Asset Disposition, the amount of such cumulative Net Proceeds from prior Asset Dispositions in excess of 15% of F.Y.I.'s consolidated tangible net assets). Notwithstanding the foregoing, in connection with any Asset Disposition consisting of the disposition of assets acquired in a Permitted Acquisition, to the extent that the disposition of such assets was contemplated and disclosed to the Lenders at the time of the consummation of the Permitted Acquisition in which the assets were acquired, and if such Asset Disposition occurs within one year of the closing of the Permitted Acquisition, the prepayment required under this Section 2.7(a) shall be limited to the lesser of 100% of the Net Proceeds of the Asset Disposition or an amount equal to the principal amount of any Loans advanced in connection with the Permitted Acquisition.

         (b) Equity Issuances. F.Y.I. shall, on each day that it receives any Net Proceeds from any Equity Issuance, pay to the Agent, as a prepayment of the Loans, an aggregate amount equal to 50% of the Net Proceeds from such Equity Issuance; provided, however, that no prepayment shall be required if and to the extent that the Capital Stock issued in such Equity Issuance is (i) issued to a Seller as part of the purchase consideration for a Permitted Acquisition, (ii) issued to raise cash to pay part of the purchase consideration for a specific Permitted Acquisition contemplated at the time of such issuance and the proceeds of which are subsequently expended for such purpose, or (iii) issued to an officer, director, employee or consultant of either F.Y.I. or a Subsidiary of F.Y.I. in consideration for services rendered or pursuant to any employee benefit or incentive plan. This Section 2.7(b) shall not apply if the Total Debt to EBITDA Ratio is less than 2.00 to 1.00 after giving effect to the Equity Issuance and to application of proceeds thereof.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 30

         (c) Debt Issuances. F.Y.I. shall, on each day that it or any of its Subsidiaries receives any Net Proceeds from any Debt Issuance, pay to the Agent, as a prepayment of the Loans, an aggregate amount equal to 100% of the Net Proceeds from such Debt Issuance. No Debt Issuances may be made without the prior written consent of the Agent and the Required Lenders.

         (d) Commitments. If at any time the Outstanding Credit exceeds the Commitments, within three Business Day after the occurrence thereof F.Y.I. shall pay to the Agent the amount of such excess as a prepayment of the Loans (or, if the Loans have been paid in full, to reduce or to provide cash collateral to secure the outstanding Letter of Credit Liabilities relating to Letters of Credit issued pursuant to the Commitments).

         (e) Application of Mandatory Prepayments. All prepayments pursuant to Sections 2.7(a), 2.7(b) or 2.7(c) preceding (i) if made prior to the Loans Termination Date, shall be applied first to any Swingline Advances until such advances are paid in full, and (ii) if made on or after the Loans Termination Date, shall be applied to the then- remaining installments of principal of the Loans in the inverse order of the maturities of such installments.

         Section 2.8 Minimum Amounts. Except for Conversions and prepayments pursuant to Section 2.7 and Article 4, each borrowing, each Conversion and each prepayment of principal of the Loans shall be in an amount at least equal to $1,000,000 or an integral multiple of $500,000 in excess thereof; provided, however, that each borrowing of Swingline Advances shall be in an amount at least equal to $100,000 or in integral multiples of $50,000 in excess thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period).

         Section 2.9 Certain Notices. Notices by F.Y.I. to the Agent of terminations or reductions of Commitments, of borrowings and issuances of Letters of Credit, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon (Chicago, Illinois time) on the Business Day prior to or on the date of the relevant termination, reduction, borrowing or issuance, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:





AMENDED AND RESTATED CREDIT AGREEMENT - Page 31

                                                                             Number of
                 Notice                                                      Business Days Prior
                 ------                                                      -------------------
         Terminations or Reductions of Commitments                           1
         Borrowing of Prime Rate Loans                                       same day
         Borrowing of Eurodollar Loans                                       3
         Conversions or Continuations of Loans                               3
         Prepayment of Prime Rate Loans                                      same day
         Prepayments of Eurodollar Loans                                     3
         Issuances of Letters of Credit                                      5


Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.8 hereof) and Type of the Loans to be borrowed (and, with respect to Prime Rate Loans, whether any of such Loans shall consist of Swingline Advances), Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Notices of borrowings, Conversions, Continuations or prepayments shall be in the form of Exhibit E hereto, appropriately completed as applicable. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event F.Y.I. fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 2.9, such Loan (if outstanding as Eurodollar Loan) will be automatically Converted into a Prime Rate Loan on the last day of preceding Interest Period for such Loan or (if outstanding as a Prime Rate Loan) will remain as, or (if not then outstanding) will be made as, a Prime Rate Loan. F.Y.I. may not borrow any Eurodollar Loans, Convert any Loans into Eurodollar Loans or Continue any Loans as Eurodollar Loans if the interest rate for such Eurodollar Loans would exceed the Maximum Rate.

         Section 2.10     Use of Proceeds.

         (a) F.Y.I. represents and warrants to and covenants with the Agent and the Lenders that the proceeds of the Loans to be made on and after the Closing Date shall be used for working capital and general corporate purposes of F.Y.I. and its Subsidiaries in the ordinary course of business and to finance partially or wholly future Permitted Acquisitions, including the transaction costs of F.Y.I. and its Subsidiaries associated with such Permitted Acquisitions.

         (b) None of the proceeds of any Loan have been or will be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as





AMENDED AND RESTATED CREDIT AGREEMENT - Page 32 amended, or to purchase or carry any margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System).

         Section 2.11     Fees.

         (a) F.Y.I. agrees to pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fees") on the daily average unused or unfunded amount of such Lender's Commitment, for the period from and including the Closing Date to and including the Loans Termination Date, at the rate equal to the Applicable Margin per annum based on a 360 day year and the actual number of days elapsed, which accrued Commitment Fees shall be payable in arrears on each Quarterly Date beginning on March 31, 1998 and on the Loans Termination Date. Notwithstanding anything to the contrary contained in this Agreement, any and all Swingline Advances outstanding from time to time shall be wholly excluded, and shall not count as used or funded amounts, for purposes of determining the unused or unfunded amount of each Lender's Commitment in accordance with this Section 2.11(a).

         (b) F.Y.I. agrees to pay to the Agent (for the account of the Agent and/or the Lenders, as may be specified in the Fee Letter) such additional fees as are specified in the Fee Letter, which fees shall be payable in such amounts and on such dates as are specified therein.

         Section 2.12 Computations. Interest and fees payable by F.Y.I. hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days (except as stated in the proviso below) and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless, in the case of interest, such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; provided, however, that interest payable by F.Y.I. hereunder on all Prime Rate Loans shall be on the basis of a completed year of 365 or 366 days, as applicable.

         Section 2.13     Termination or Reduction of Commitments.

         (a) Optional. F.Y.I. shall have the right to terminate or reduce in part the unused portion of the Commitments at any time and from time to time, provided that (i) F.Y.I. shall give notice of each such termination or reduction as provided in Section 2.9, (ii) each partial reduction shall be in an aggregate amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof, and (iii) F.Y.I. shall not have the right to terminate or reduce in part any unused portion of the Commitments that could or may be required to be advanced by the Lenders to refinance Swingline Advances then outstanding. The Commitments may not be reinstated or increased after they have been terminated or reduced.

         (b)     Mandatory.  Each mandatory prepayment of the Loans pursuant to
Section 2.7 shall permanently reduce the Commitments by the amount of the prepayment, which reduction may not be reinstated.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 33

         Section 2.14     Letters of Credit.

         (a) Subject to the terms and provisions of this Agreement, F.Y.I. may utilize the Commitments by requesting that the Issuing Bank issue Letters of Credit; provided, that the aggregate amount of outstanding Letter of Credit Liabilities under the Commitments shall not at any time exceed $17,500,000. Notwithstanding anything to the contrary contained in this Agreement, each of the letters of credit issued under or in connection with the Prior Agreement and outstanding as of the Closing Date and the B of A Letter of Credit shall be deemed, and shall be, a Letter of Credit issued hereunder. Promptly after the Closing Date, Bank of America Texas will return to Paribas the letter of credit issued by Paribas on January 28, 1998, in support of the B of A Letter of Credit. Upon the later of (i) the date of this Agreement or (ii) the date of issue of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation to the extent of such Lender's Commitment Percentage in such Letter of Credit.

         (b) F.Y.I. shall give the Issuing Bank (with a copy to the Agent) at least five Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Issuing Bank shall promptly notify each applicable Lender of the contents thereof and of such Lender's Commitment Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit shall have an expiration date that does not exceed one year from the date of issuance (provided, however, that the B&B Letter of Credit may have an expiration date that is up to eighteen months after the date of issuance and the B of A Letter of Credit may have an expiration date that extends to March 31, 2003) and that does not extend beyond the Loans Maturity Date, shall be payable in Dollars, shall support a transaction entered into in the ordinary course of the account party's or parties' business, shall be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such agreements, documents and instruments (including a Letter of Credit Agreement) as the Issuing Bank may reasonably require, none of which shall be inconsistent with this Section 2.14. Each Letter of Credit shall (i) provide for the payment of drafts presented for, on or thereunder by the beneficiary in accordance with the terms thereof, when such drafts are accompanied by the documents (if any) described in the Letter of Credit and
(ii) to the extent not inconsistent with the terms hereof or any applicable Letter of Credit Agreement, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revision thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

         (c) F.Y.I. agrees to pay to the Agent for the account of each Lender, in arrears on each Quarterly Date beginning on March 31, 1998 and on the Loans Maturity Date, a nonrefundable letter of credit fee with respect to each Letter of Credit issued in an amount equal to the product of (i) the Applicable Margin for Eurodollar Loans in effect on the date of issuance of such Letter of Credit





AMENDED AND RESTATED CREDIT AGREEMENT - Page 34

(with respect to the fee due on the first Quarterly Date after issuance) or on the first day of the applicable quarter or other period beginning after the calendar quarter during which the issuance of such Letter of Credit occurred (with respect to the fee due on each subsequent Quarterly Date or on the Loans Maturity Date), multiplied by (ii) the daily average face amount of the Letters of Credit in effect during the applicable period. The Agent agrees to pay to each Lender, promptly after receiving any payment of letter of credit fees referred to above in this subsection (c), such Lender's Commitment Percentage of such fees. F.Y.I. further agrees to pay to the Issuing Bank for its own account, on the date of issuance of such Letter of Credit and on each anniversary of such date of issuance (if such Letter of Credit then remains outstanding), an amount equal to the greater of one-quarter of one percent (0.25%) of the face amount of the Letter of Credit being issued or $750.00. In addition to the foregoing fees, F.Y.I. shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         (d) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall promptly notify F.Y.I. and each applicable Lender as to the amount to be paid as a result of such demand or drawing and the respective payment date. If at any time the Issuing Bank shall make a payment to a beneficiary of a Letter of Credit pursuant to a drawing under such Letter of Credit, each Lender will pay to the Issuing Bank, immediately upon the Issuing Bank's demand at any time commencing after such payment until reimbursement therefor in full by F.Y.I., an amount equal to such Lender's Commitment Percentage of such payment, together with interest on such amount for each day from the date of such payment to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate.

         (e) F.Y.I. shall be irrevocably and unconditionally obligated to immediately reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit issued pursuant to the Commitments, without presentment, demand, protest or other formalities of any kind. The Issuing Bank will pay to each Lender such Lender's Commitment Percentage of all amounts received from or on behalf of F.Y.I. for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to subsection (d) above. Outstanding Reimbursement Obligations shall bear interest at the Default Rate and such interest shall be payable on demand.

         (f) The Reimbursement Obligations of F.Y.I. under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances.

                 (i) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;





AMENDED AND RESTATED CREDIT AGREEMENT - Page 35

                 (ii) Any amendment or waiver of or any consent to departure from any Loan Document;

                 (iii) The existence of any claim, setoff, counterclaim, defense or other right which any Loan Party or other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, the Issuing Bank, the Lenders or any other Person, whether, in connection with this Agreement or any other Loan Document or any unrelated transaction;

                 (iv) Any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided, that the failure of the Issuing Bank to discover such forgery, fraud, invalidity or insufficiency shall not have constituted gross negligence or willful misconduct by the Issuing Bank;

                 (v) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided, that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

                 (vi) Any other circumstance whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or event shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank.

         (g) F.Y.I. assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, the Issuing Bank, the Lenders nor any of their respective officers or directors shall have any responsibility or liability to F.Y.I. or any other Person for: (i) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages, (iii) in the absence of gross negligence or willful misconduct of the Issuing Bank, the validity, sufficiency or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect, (iv) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (v) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit; provided, however, that, notwithstanding the foregoing, the account party or parties shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the account party or parties, to the extent of any direct, but not indirect or consequential, damages suffered by the account party or parties which it or they prove in a final nonappealable judgment were caused by (A) the Issuing Bank's willful misconduct or gross negligence in





AMENDED AND RESTATED CREDIT AGREEMENT - Page 36 determining whether documents presented under any Letter of Credit complied with the terms thereof or (B) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.


                                   ARTICLE 3

                                    Payments

         Section 3.1 Method of Payment. All payments of principal, interest, fees and other amounts to be made by the F.Y.I. under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 11:00 a.m. (Chicago, Illinois time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). F.Y.I. shall, at the time of making any such payment, specify to the Agent the sums payable by F.Y.I. under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that F.Y.I. fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as the Agent may elect, subject to Section 3.2); provided, however, that, unless Paribas expressly agrees to the contrary, such payment shall be applied first to any Swingline Advances until such advances are paid in full. Upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral, and all funds from time to time on deposit in any concentration account or any collection account, if any, referred to in Section 8.13, may be applied by the Agent to the Obligations in such order and manner as the Agent may elect, subject to Section 3.2; provided, however, that, unless Paribas expressly agrees to the contrary, such proceeds and funds shall be applied first to any outstanding Swingline Advances until such advances are paid in full. Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) each Loan shall be made by the Lenders under
Section 2.1, each payment of commitment fees under Section 2.11(a) shall be made for the account of the Lenders, and each termination or reduction of the Commitments under Section 2.13 shall be applied to the Commitments of the Lenders, pro rata according to the respective unused Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions





AMENDED AND RESTATED CREDIT AGREEMENT - Page 37 provided for by Section 4.4) shall be made pro rata among the Lenders holding Loans of such Type according to the amounts of their respective Commitments;
(c) each payment and prepayment by F.Y.I. of principal of or interest on Loans of a particular Type shall be made to the Agent for the account of the Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; (d) Interest Periods for Loans of a particular Type shall be allocated among the Lenders holding Loans of such Type pro rata according to the respective principal amounts held by such Lenders; and (e) the Lenders (other than the Issuing Bank) shall purchase participations in the Letters of Credit pro rata in accordance with their Commitment Percentages.

         Section 3.3 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such adjustments from time to time as shall be equitable to the end that all the Lenders shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. F.Y.I. agrees, to the fullest extent it may effectively do so under applicable law, that any Lender, so purchasing a participation in the Obligations by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability or obligation of F.Y.I. or any of its Subsidiaries.

         Section 3.4 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or F.Y.I. (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or F.Y.I. is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 38

         Section 3.5      Withholding Taxes.

         (a) All payments by F.Y.I. of principal of and interest on the Loans and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without deduction by reason of, any present or future taxes, levies, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than taxes on the overall net income of any Lender). If any such taxes, duties, imposts, assessments or other charges are so levied or imposed, F.Y.I. will (i) make additional payments in such amounts so that every net payment of principal of and interest on the Loans and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, duties, imposts, assessments or other charges (including any tax imposed on or measured by net income of a Lender attributable to payments made to or on behalf of a Lender pursuant to this Section 3.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided that F.Y.I. shall not have any obligation to pay such additional amounts to any Lender to the extent that such taxes, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of Section 3.6), (ii) make such withholding or deduction, and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, F.Y.I. will, upon written request of any Lender, reimburse each such Lender for the amount of (A) such taxes, duties, imports, assessments or other charges so levied or imposed by any Governmental Authority and paid by such Lender as a result of payments made by F.Y.I. under or with respect to the Loans and Letter of Credit Liabilities other than such taxes, duties, imports, assessments and other charges previously withheld or deducted by F.Y.I. which have previously resulted in the payment of the required additional amount to the Lender, and (B) such taxes, duties, assessments and other charges so levied or imposed with respect to any Lender reimbursement under the foregoing clause
(A), so that the net amount received by such Lender (net of payments made under or with respect to the Loans and Letter of Credit Liabilities) after such reimbursement will not be less than the net amount the Lender would have received if such taxes, duties, assessments and other charges on such reimbursement had not been levied or imposed. F.Y.I. shall furnish promptly to the Agent for distribution to each affected Lender, as the case may be, upon request of such Lender, official receipts evidencing any such payment, withholding or reduction.

         (b) F.Y.I. will indemnify the Agent and each Lender (without duplication) against, and reimburse the Agent and each Lender for, all present and future taxes, levies, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on the overall net income of the Agent or such Lender or any lending office of the Agent or such Lender by any jurisdiction in which the Agent or such Lender or any such lending office is located, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the "reimbursable taxes"). Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 39

         (c) Without prejudice to the survival of any other term or provision of this Agreement, the obligations of F.Y.I. under this Section 3.5 shall survive the payment of the Loans and the other Obligations and termination of the Commitments.

         Section 3.6 Withholding Tax Exemption. Each Lender that is not incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Closing Date or the date upon which it becomes a party to this Agreement and if it is legally able to do so, deliver to F.Y.I., for and on behalf of F.Y.I., and the Agent two duly completed copies of U.S. Internal Revenue Service Form 1001, 4224 or W-8, as appropriate, certifying in any case that such Lender is entitled to receive payments from F.Y.I. under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form 1001, 4224 or W-8 further undertakes to deliver to F.Y.I., for and on behalf of F.Y.I., and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by F.Y.I. or the Agent, in each case certifying that such Lender is entitled to receive payments from F.Y.I. under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises F.Y.I., for and on behalf of F.Y.I., and the Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.

         Section 3.7 Reinstatement of Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if the payment of any amount of principal of or interest with respect to the Loans, the Reimbursement Obligations or any other amount of the Obligations, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Agent, any Lender or the Issuing Bank upon the insolvency, bankruptcy or reorganization of F.Y.I. or any other Loan Party or otherwise for any reason whatsoever, then each of (a) the Obligations, (b) the Loan Documents (including, without limitation, this Agreement, the Notes and the Security Documents), (c) the indebtedness, liabilities and obligations of F.Y.I. and any other Loan Party under the Loan Documents, and (d) all Liens for the benefit of the Agent and the Lenders created under or evidenced by the Loan Documents, will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 40

                                   ARTICLE 4

                        Yield Protection and Illegality

         Section 4.1      Additional Costs.

         (a) F.Y.I. shall pay directly to each Lender from time to time, promptly upon the request of such Lender, the costs actually incurred by such Lender which such Lender determines are directly attributable to its making or maintaining of any Eurodollar Loans to F.Y.I. or its obligation to make or create any of such Loans hereunder to F.Y.I., or any reduction in any amount receivable by such Lender hereunder from F.Y.I. in respect of any such Loans or obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                 (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                 (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof, but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted Eurodollar Rate); or

                 (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

Each Lender will notify F.Y.I. (with a copy to the Agent) of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by F.Y.I.) will designate a different Applicable Lending Office for the Eurodollar Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the U.S. Each Lender will furnish F.Y.I. with a certificate setting forth the basis, amount and computation of each request of such Lender for compensation under this Section 4.1(a). If any Lender requests compensation from F.Y.I. under this Section 4.1(a), F.Y.I. may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into,





AMENDED AND RESTATED CREDIT AGREEMENT - Page 41

Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

         (b) Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to F.Y.I. (with a copy to the Agent), the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

         (c) Determinations and allocations by any Lender for purposes of this Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

         Section 4.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

                 (a) The Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

                 (b) Required Lenders reasonably determine (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" or "Adjusted Eurodollar Rate" in
         Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period;

then the Agent shall give F.Y.I. prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans or to Convert Prime Rate Loans into Eurodollar Loans and F.Y.I. shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Prime Rate Loans in accordance with the terms of this Agreement.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 42

         Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify F.Y.I. for and on behalf of F.Y.I. (with a copy to the Agent) thereof and such Lender's obligation to make or maintain Eurodollar Loans and to Convert Prime Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.4 hereof shall be applicable).

         Section 4.4 Treatment of Affected Loans. If the obligation of any Lender to make or Continue, or to Convert Prime Rate Loans into, Eurodollar Loans is suspended pursuant to Section 4.1 or 4.3 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3 hereof, on such earlier date as such Lender may specify to F.Y.I., with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to such Conversion no longer exist:

                 (a) To the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Prime Rate Loans; and

                 (b) All Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made as or Converted into Prime Rate Loans and all Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Prime Rate Loans.

If such Lender gives notice to F.Y.I. (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Prime Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         Section 4.5 Compensation. F.Y.I. shall pay to the Agent for the account of each Lender, promptly upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

         (a) Any payment, prepayment or Conversion of a Eurodollar Loan for any reason





AMENDED AND RESTATED CREDIT AGREEMENT - Page 43

(including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Loan; or

         (b) Any failure by F.Y.I. for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be satisfied) to borrow, Convert or prepay a Eurodollar Loan on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, prepayment or Conversion under this Agreement.

         Section 4.6 Capital Adequacy. If, after the Closing Date, any Lender shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to the Agent), F.Y.I. shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section 4.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

         Section 4.7 Additional Interest on Eurodollar Loans. F.Y.I. shall pay, directly to each Lender from time to time, additional interest on the unpaid principal amount of each Eurodollar Loan held by such Lender, from the date of the making of such Eurodollar Loan until such principal amount is paid in full, at an interest rate per annum determined by such Lender in good faith equal to the positive remainder (if any) of (a) the Adjusted Eurodollar Rate applicable to such Eurodollar Loan minus (b) the Eurodollar Rate applicable to such Eurodollar Loan. Each payment of additional interest pursuant to this Section 4.7 shall be payable by F.Y.I. on each date upon which interest is payable on such Eurodollar Loan pursuant to Section 2.4(b); provided, however, that F.Y.I. shall not be obligated to make any such payment of additional interest until the first Business Day after the date when F.Y.I. has been informed (i) that such Lender is subject to a Reserve Requirement and
(ii) of the amount of such Reserve Requirement (after which time F.Y.I. shall be obligated to make all such payments of additional interest, including, without limitation, such payment of additional interest that otherwise would have been payable by F.Y.I. on or prior to such time had F.Y.I. been earlier informed).





AMENDED AND RESTATED CREDIT AGREEMENT - Page 44

                                   ARTICLE 5

                                    Security

         Section 5.1 Collateral. To secure the full and complete payment and performance of the Obligations, F.Y.I. shall, and shall cause each of its Subsidiaries in existence on the Closing Date (other than, with respect to clause (b) succeeding, such Subsidiaries, if any, which are Nonmaterial Subsidiaries and which have not previously granted the Liens referred to in this Section 5.1) to, grant to the Agent for the benefit of the Agent and the Lenders a perfected, first priority Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) on all of its right, title and interest in and to the following Property, whether now owned or hereafter acquired, pursuant to the Security Documents:

         (a) all Capital Stock of each of the Subsidiaries of F.Y.I. now owned or hereafter acquired by F.Y.I. or any Subsidiary of F.Y.I.; and

         (b) all other Property of F.Y.I. and each of such Subsidiaries in which a security interest was (or was required to be) granted to the Agent by F.Y.I. or such Subsidiary pursuant to or in accordance with the Prior Agreement and/or the Security Documents (as defined in the Prior Agreement), including, without limitation, the Mortgaged Properties and all accounts (including, without limitation, Receivables), inventory (including, without limitation, Inventory), equipment, contract rights, general intangibles, instruments, investment property, chattel paper, Permits, Intellectual Property and intercompany Debt.

         Section 5.2 Guaranties. Each Subsidiary of F.Y.I. in existence on the Closing Date shall guarantee the payment and performance of the Obligations pursuant to the applicable Guaranty.

         Section 5.3 New Subsidiaries. Contemporaneously with the creation or acquisition of any Subsidiary of F.Y.I. after the Closing Date, F.Y.I. shall and shall cause each of its Subsidiaries to:

         (a) grant or cause to be granted to the Agent, for the benefit of the Agent and the Lenders, a perfected, first priority security interest in all Capital Stock or other ownership interests in or indebtedness of such Subsidiary owned by F.Y.I. or by any Subsidiary of F.Y.I. (to the extent such Capital Stock or other ownership interests or indebtedness are already not so pledged to the Agent);

         (b) cause each such Subsidiary to guarantee the payment and performance of the Obligations by executing and delivering to the Agent an appropriate Guaranty, substantially in the form of the Guaranties delivered by other Subsidiaries of F.Y.I. on or about the Closing Date, and which Guaranty also provides that such Subsidiary agrees to comply with all of the covenants contained in this Agreement applicable to it; and

         (c) if and to the extent required by Section 5.4, cause each such Subsidiary to execute and





AMENDED AND RESTATED CREDIT AGREEMENT - Page 45 deliver to the Agent an appropriate Security Agreement, substantially in the form of the Security Agreements delivered by other Subsidiaries of F.Y.I. on or before the Closing Date, and such other Security Documents as the Agent may reasonably request to grant the Agent, for the benefit of the Agent and the Lenders, a perfected, first priority Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) on all Property of such Subsidiary (other than immaterial Properties in which the Agent has agreed it will not require a
Lien).

         Section 5.4      Additional Security.

         (a) If the Total Debt to EBITDA Ratio shall at any time (whether before or after any release of Liens in accordance with Section 5.5) exceed
1.75 to 1.00, F.Y.I. shall, and shall cause each of its Subsidiaries other than Nonmaterial Subsidiaries (subject to Section 5.4(b)) to, within ten Business Days thereafter, grant or cause to be granted to the Agent, for the benefit of the Agent and the Lenders, a perfected, first priority Lien in all Property of F.Y.I. and such Subsidiaries (other than immaterial Properties in which Agent has agreed it will not require a Lien) in which a Lien was not previously granted in accordance with Section 5.1 or 5.3 , which Liens shall be granted pursuant to such Security Documents in form and substance satisfactory to the Agent as the Agent may request from time to time. Without limiting the generality of the foregoing, if the Total Debt to EBITDA Ratio shall at any time exceed 1.75 to 1.00, F.Y.I. shall, and shall cause each of its Subsidiaries other than Nonmaterial Subsidiaries (subject to Section 5.4(b)) to, within ten Business Days thereafter and contemporaneously with the acquisition of any fee real Property or the execution of any lease of real Property concurrently therewith or thereafter execute, acknowledge and deliver to the Agent a Mortgage or an amendment or modification to an existing Mortgage covering (i) all fee real Property then owned or then being or thereafter acquired, respectively, F.Y.I. or any of such Subsidiaries and (ii) all of F.Y.I.'s or any of such Subsidiaries' rights and interests as lessee, in, to and under each real estate lease then in existence or then being or thereafter entered into, respectively, together with evidence reasonably satisfactory to the Agent and its counsel, including, without limitation, if requested by the Agent, a commitment for a mortgagee policy of title insurance in favor of the Agent, in form and substance reasonably satisfactory to the Agent, that the Mortgage creates a valid, first priority Lien on the fee estate or leasehold estate, as the case may be, in favor of the Agent for the benefit of the Agent and the Lenders (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent), together with appraisals and surveys if requested by the Agent; provided, however, that (A) with respect to any fee real Property having a fair market value of less than $200,000, F.Y.I. and such Subsidiaries shall not be required to execute, acknowledge or deliver such Mortgage or amendment or modification to an existing Mortgage unless or until fee real Property or Properties having an aggregate fair market value of $200,000 or more would be covered by any such Mortgage or amendment or modification to an existing Mortgage and, until such time, shall not be required to deliver such mortgagee policy of title insurance or such appraisals (unless required by laws or regulations applicable to any Lender) or surveys with respect to such Properties or waivers of landlord liens or landlord agreements referred to herein and (B) with respect to any lease of real Property, F.Y.I. and such Subsidiaries shall not be required to execute, acknowledge or deliver such





AMENDED AND RESTATED CREDIT AGREEMENT - Page 46

Mortgage or amendment or modification to an existing Mortgage if the tangible Property of F.Y.I. and/or its Subsidiaries located and to be located thereon does not exceed $500,000 in aggregate fair market value. Following the date of each such acquisition of Property, if requested by the Agent or the Required Lenders, F.Y.I. shall, and shall cause each of its Subsidiaries with an interest in such Properties to, (A) deliver or cause to be delivered to the Agent, a mortgagee policy of title insurance insuring the Liens of the Mortgage covering such fee real Property in an amount reasonably satisfactory to the Agent on standard form policies (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) and (B) provide the Agent with a current environmental assessment of such Property in form and substance reasonably satisfactory to the Agent. In addition, with respect to each such leasehold estate, F.Y.I. shall, and shall cause each of its Subsidiaries to, use its best reasonable efforts to obtain either (1) waivers of landlord's Liens from each lessor or
(2) landlord agreements from each lessor, in form and substance reasonably satisfactory to the Agent.

         (b) Notwithstanding anything to the contrary contained in Section 5.4(a), in the event that additional security is required to be granted in accordance with Section 5.4(a), one or more Nonmaterial Subsidiaries (as the Agent may request) shall be required to grant Liens in accordance with Section 5.4(a) as if such Nonmaterial Subsidiaries were Material Subsidiaries if and to the extent necessary to ensure that (i) the aggregate total assets of all Nonmaterial Subsidiaries that have not granted such Liens does not exceed five percent of the total assets of F.Y.I. and its Subsidiaries on a consolidated basis, (ii) the aggregate net worth of all Nonmaterial Subsidiaries that have not granted such Liens does not exceed five percent of the total net worth of F.Y.I. and its Subsidiaries on a consolidated basis, and (iii) the aggregate revenues of all Nonmaterial Subsidiaries that have not granted such Liens does not exceed five percent of the revenues of F.Y.I. and its Subsidiaries on a consolidated basis.

         Section 5.5      Release of Collateral.

         (a) Upon any sale, transfer or other disposition of Collateral that is expressly permitted under Section 9.8 and upon five Business Days prior written request by F.Y.I., the Agent shall execute at F.Y.I.'s expense such documents as may be necessary to evidence the release by the Agent of its Liens on such Collateral; provided, however, that (i) the Agent shall not be required to release any Lien on any Collateral if a Default shall have occurred and be continuing, (ii) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation not reimbursed by F.Y.I. or entail any consequences other than the release of such Lien without recourse or warranty, and (iii) such release shall not in any manner discharge, affect or impair any of the Obligations or any of the Agent's Liens on any Collateral retained by F.Y.I. or any of its Subsidiaries, including, without limitation, its Liens on the proceeds of any such sale, transfer or other disposition.

         (b) If, after additional security has been granted in accordance with Section 5.4, the Total Debt to EBITDA Ratio is less than 1.75 to 1.00 and F.Y.I., at such time, has an investment grade rating from either Moody's Investors Service, Inc. (Baa3 or better) or Standard & Poor's Corporation





AMENDED AND RESTATED CREDIT AGREEMENT - Page 47

(BBB- or better) on an unsecured basis, the Agent shall, upon the request of F.Y.I., execute at F.Y.I.'s expense such documents as may be necessary to evidence the release by the Agent of its Liens on any or all Collateral granted as additional security in accordance with Section 5.4; provided, however, that
(i) the Agent shall not be required to release any Lien on any Collateral if a Default shall have occurred and be continuing, (ii) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation not reimbursed by F.Y.I. or entail any consequences other than the release of such Lien without recourse or warranty, and (iii) such release shall not in any manner discharge, affect or impair any of the Obligations or any of the Agent's Liens on any Collateral retained by F.Y.I. or any of its Subsidiaries, including, without limitation, its Liens on the proceeds of any such sale, transfer or other disposition.

         Section 5.6 Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to F.Y.I., any other Loan Party or any other Person (any such notice being hereby expressly waived by F.Y.I.), to set off and apply any and all deposits (general, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of F.Y.I. against any and all of the Obligations now or hereafter existing under this Agreement, such Lender's Note or any other Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under this Agreement, such Lender's Note or any such other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify F.Y.I. (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

         Section 5.7 Landlord and Mortgagee Waivers. On or before the Closing Date with respect to a lease of real Property as to which the Agent has or is, in accordance with Article 5 of this Agreement or the Prior Agreement, required to have a leasehold Mortgage, and prior to or concurrently with F.Y.I. or any of its Subsidiaries entering into a lease of real Property on or after the Closing Date as to which the Agent has or is, in accordance with Article 5, required to have a leasehold Mortgage, F.Y.I. shall, unless the Agent has waived such requirement in its discretion as to any particular leased Property, provide to the Agent an agreement of such of the landlords and their lenders relating to such leased Properties, in form and substance reasonably satisfactory to the Agent, including, without limitation, any leased Properties where the landlord (i) owns any Capital Stock of F.Y.I., (ii) holds any Seller Subordinated Debt, or (iii) is the beneficiary of or payee under any Seller Earn Out.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 48

                                   ARTICLE 6

                              Conditions Precedent

         Section 6.1 Closing Date Conditions. The agreement of the Agent and the Lenders to enter into this Agreement, and each of the obligations of each Lender to make its initial Loan under this Agreement and the obligation of the Issuing Bank to issue the initial Letter of Credit under this Agreement are subject to the conditions precedent that the Agent shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to the Agent and, in the case of actions to be taken, evidence that the following required actions have been taken to the satisfaction of the Agent; provided, however, that, if and to the extent that any of the items listed in clauses (c), (d), (e), (i), (m), (o), (q), (x) or (y) below were delivered at the closing of, or in accordance with, the Prior Agreement and have not been amended, extended, supplemented or otherwise altered, such items shall not be required to be delivered again.

         (a) Resolutions. Resolutions of the Board of Directors of F.Y.I. and each Material Subsidiary certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is or is to be a party;

         (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of F.Y.I. and each Material Subsidiary certifying the name of each officer or other representative of such Loan Party (i) who is authorized to sign the Loan Documents to which such Loan Party is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer or other representative, and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

         (c) Articles or Certificates of Incorporation, etc. The articles or certificates of incorporation, certificate of formation, certificate of limited partnership, partnership agreement or other applicable constitutional document of F.Y.I. and each Material Subsidiary certified by the Secretary of State or other applicable Governmental Authority of the state or other jurisdiction of incorporation or organization of such Loan Party and dated as of a Current Date;

         (d) Bylaws. The bylaws of F.Y.I. and each Material Subsidiary certified by the Secretary or an Assistant Secretary of such Loan Party;

         (e) Governmental Certificates. Certificates of appropriate officials as to the existence and good standing, status or compliance, as applicable, of F.Y.I. and each Material Subsidiary in their respective jurisdictions of incorporation or organization and any and all jurisdictions where such Loan Party is qualified to do business as a foreign corporation or other entity, each such certificate to be dated as of a Current Date;





AMENDED AND RESTATED CREDIT AGREEMENT - Page 49

         (f)     Notes.  The Notes duly completed and executed by F.Y.I.;

         (g) Guaranties. A Guaranty executed by each of the Subsidiaries of F.Y.I. (or such amendments or ratifications to the Guaranties existing as of the Closing Date as are deemed necessary or appropriate by the Agent);

         (h) Security Agreements. A Security Agreement executed by F.Y.I. and each of its Subsidiaries which are required to grant Liens in accordance with Article 5 (or such amendments or ratifications to the Security Agreements existing as of the Closing Date as are deemed necessary or appropriate by the Agent to maintain its perfected security interest in the Collateral);

         (i) Stock Certificates. The stock certificates representing all of the issued and outstanding Capital Stock of each of the Subsidiaries of F.Y.I. accompanied by appropriate stock powers signed in blank;

         (j) Financing Statements. Financing statements and all other requisite filing documents executed by the Loan Parties necessary or appropriate to perfect the Liens created pursuant to the Security Documents (or such amendments to the financing statements existing as of the Closing Date as are deemed necessary or appropriate by the Agent);

         (k) Lien Releases. Releases or assignments of Liens and UCC-3 financing statements in recordable form, as may be necessary to reflect that the Liens created by the Security Documents are first priority Liens (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent);

         (l) Lien Searches. If and to the extent not previously delivered to the Agent in connection with the Prior Agreement, Lien searches in the names of F.Y.I. and each of its Material Subsidiaries (and in all names under which each such Person has done business within the last five years and in all names of Persons who previously owned any of the Properties constituting Collateral as the Agent may require) in each state, county, parish or other jurisdiction where each such Person maintains an office or has Property, showing no financing statements or other Lien instruments of record except for Permitted Liens (and Liens released in accordance with Section 6.1(k));

         (m) Leases. If requested by the Agent, copies of all leases (and all amendments and supplements thereto) pursuant to which F.Y.I. or any of its Subsidiaries leases Mortgaged Properties;

         (n) Consents. Copies of all material consents necessary for the execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party, which consents shall be certified by a Responsible Officer of the applicable Loan Party as true and correct copies of such consents as of the Closing Date;

         (o) Permits. If requested by the Agent, copies of all material Permits affecting F.Y.I. or any of its Material Subsidiaries in connection with its businesses or any of the Properties owned or





AMENDED AND RESTATED CREDIT AGREEMENT - Page 50 leased by it, and evidence satisfactory to the Agent that F.Y.I. and each of its Material Subsidiaries are able to conduct their businesses with the use of such Permits in full force and effect;

         (p) Payment of Principal, Interest, Fees and Expenses. F.Y.I. shall have paid in full (i) all outstanding principal of the "Term Loans" (as defined in the Prior Agreement), (ii) all accrued and unpaid interest (whether or not due and payable) with respect to the Revolving Credit Loans (as defined in the Prior Agreement) and the Term Loans (as defined in the Prior Agreement),
(iii) all accrued and unpaid fees (whether or not due and payable) under or with respect to the Prior Agreement (including, without limitation, commitment fees, letter of credit fees and other fees payable in accordance with Section
2.11 of the Prior Agreement), (iv) all fees due on or before the Closing Date as specified in this Agreement or in the Fee Letter, and (v) all fees and expenses of or incurred by the Agent and its counsel to the extent billed on or before the Closing Date and payable pursuant to this Agreement;

         (q) Regulatory Approvals. Evidence satisfactory to the Agent that all filings, consents or approvals with or of Governmental Authorities necessary to consummate the transactions contemplated by the Loan Documents and the Related Transactions Documents have been made and obtained, as applicable, including, without limitation, all approvals or filings (if any) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the lapse of all waiting periods with respect thereto;

         (r) Compliance with Laws. As of the Closing Date, each Person that is a party to this Agreement or any of the other Loan Documents shall have complied with all Governmental Requirements necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents;

         (s) No Prohibitions. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect the consummation of the transactions contemplated by this Agreement and the other Loan Documents or otherwise have a Material Adverse Effect;

         (t) No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to the financial condition, results of operations, business, operations, capitalization, liabilities or prospects of F.Y.I. or any of its Subsidiaries since December 31, 1996, and the Agent shall have received evidence that the economic performance of F.Y.I. and each of its Subsidiaries to the Closing Date is not materially different from the economic projections for F.Y.I. and each of its Subsidiaries for fiscal year 1997 that were previously submitted to the Agent;

         (u) Unused Revolving Credit Commitments. As of the Closing Date, the aggregate amount of unused availability under the Commitments, after giving effect to the Loans made on such date, shall be at least $10,000,000;





AMENDED AND RESTATED CREDIT AGREEMENT - Page 51

         (v) Financial Statements. If and to the extent not previously delivered to the Agent, copies of each of the financial statements referred to in Section 7.2;

         (w) Opinions of Counsel. Favorable opinions (or comfort letters with respect to clause (ii) succeeding) of (i) Locke Purnell Rain Harrell (a Professional Corporation), counsel for the Loan Parties, and such other counsel as may be acceptable to the Agent, in form and substance satisfactory to the Agent with respect to F.Y.I. and its Subsidiaries with respect to the Loan Documents and (ii) such other counsel as may be acceptable to the Agent regarding the power and authority of each of the Subsidiaries of F.Y.I. to execute and deliver its Guaranty and Security Agreement under the laws of its jurisdiction of incorporation or organization, as the Agent may require;

         (x) Opinions of Local Counsel. If and to the extent not previously delivered to the Agent, a favorable opinion or comfort letter (as the Agent may require) of local counsel to the Agent in each state or province where Mortgaged Properties or Inventory owned by F.Y.I. or its Subsidiaries are located in form and substance satisfactory to the Agent; and

         (y) Accountant's Letter. If and to the extent not previously delivered to the Agent, a letter from F.Y.I. authorizing the independent public accountant of F.Y.I. and its Subsidiaries to communicate with the Agent and the Lenders and acknowledging reliance by the Agent and the Lenders on past, present and future financial statements.

F.Y.I. shall deliver, or cause to be delivered, to the Agent sufficient counterparts of each agreement, document or instrument to be received by the Agent under this Section 6.1 to permit the Agent to distribute a copy of the same to each of the Lenders. After the request of F.Y.I., the Agent shall inform F.Y.I. in writing as to the status of satisfaction of the conditions precedent set forth in this Section 6.1.

         Section 6.2 Initial Extension of Credit. Each of the obligations of each Lender to make its initial Loan under this Agreement and the obligation of the Issuing Bank to issue the initial Letter of Credit under this Agreement are subject to the condition precedent that the Agent shall have received, on or before the date of such initial Loan or initial Letter of Credit (whichever is earlier), all of the following in form and substance satisfactory to the Agent, and, in the case of action to be taken, evidence that the following required actions have been taken to the satisfaction of the Agent:

         (a) Mortgages. Mortgages covering all of the Mortgaged Properties owned by F.Y.I. or any of its Subsidiaries listed on Schedule 1.1(a) hereof or otherwise required to be mortgaged at such date in accordance with this Agreement executed by F.Y.I. or such Subsidiary (as applicable) (or such amendments or ratifications to the Mortgages existing as of the Closing Date as are deemed necessary or appropriate by the Agent to maintain its perfected Lien on the Collateral);

         (b) Landlord and Mortgagee Waivers. If required in accordance with Section 5.7, agreements of such of the landlords and their lenders relating to the leased Properties leased by F.Y.I.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 52 and its Subsidiaries as the Agent may require in form and substance reasonably satisfactory to the Agent, including, without limitation, for any leased Properties where the landlord (i) owns any Capital Stock of F.Y.I., (ii) holds any Seller Subordinated Debt, or (iii) is the beneficiary of or payee under any Seller Earn Out;

         (c) Endorsements to Title Opinions. Endorsements to the existing mortgagee policies of title insurance (if any) issued on behalf of a title insurance company reasonably acceptable to the Agent in favor of the Agent; committing that the Mortgages create valid, first priority Liens on the Mortgaged Properties (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) as security for the Obligations; each such endorsement shall (i) have been issued at the expense of F.Y.I. or its Subsidiary, (ii) contain no exceptions or exclusions except for those approved by the Agent, (iii) have been issued and underwritten by companies acceptable to the Agent, (iv) contain such endorsements as may be required by the Agent, (v) be in an amount satisfactory to the Agent, and (vi) be otherwise in form and substance satisfactory to the Agent;

         (d) Wiring Instructions. Written instructions from F.Y.I. to the Agent with respect to the disbursement of the proceeds of the Loans;

         (e) Insurance Policies. Originals of certificates of insurance evidencing all insurance policies required by this Agreement and the other Loan Documents, together with endorsements naming the Agent as loss payee under all such casualty insurance policies and the Agent as an additional insured party under all such liability policies and, if requested by the Agent, copies of all such insurance policies.

         (f) Letter of Credit Agreement. With respect to any issuance of a Letter of Credit, a Letter of Credit Agreement in the form required by the Issuing Bank with respect thereto executed by F.Y.I.;

         (g) Solvency Certificate; Contribution Agreement. (i) A Solvency Certificate; and (ii) contribution agreements (or applicable amendments to any such agreements existing as of the Closing Date) between and among F.Y.I. and its Subsidiaries to evidence applicable rights of contribution;

         (h) Budget. A copy of the consolidated budget of F.Y.I. and its Subsidiaries for fiscal year 1997 (segregated by entity and quarter or month, and setting forth all material assumptions); and

         (i) Closing Balance Sheet. A copy of the unaudited consolidated balance sheet of F.Y.I. and its Subsidiaries as of September 30, 1997, which balance sheet shall be accompanied by a certificate of a Responsible Officer of F.Y.I. certifying that there has been no material adverse change in the assets or liabilities of F.Y.I. and its Subsidiaries, taken as a whole, since such date.

         Section 6.3 All Extensions of Credit. The obligation of each Lender to make any Loan





AMENDED AND RESTATED CREDIT AGREEMENT - Page 53

(including the initial Loan) and the obligation of the Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) under this Agreement are subject to the satisfaction of each of the conditions precedent set forth in Section 6.1 and 6.2 as of the dates required by such Sections 6.1 and 6.2 and each of the following additional conditions precedent:

         (a) No Default or Material Adverse Effect. No Default or Material Adverse Effect shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

         (b) Representations and Warranties. All of the representations and warranties of F.Y.I. and its Subsidiaries and the other Loan Parties contained in Article 7 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties are expressly by their terms made only as of the Closing Date or another specified date; and

         (c) Additional Documentation. The Agent shall have received such additional approvals, opinions, agreement, documents and instruments as the Agent may reasonably request.

Each notice of borrowing or request for the issuance of a Letter of Credit by F.Y.I. hereunder shall constitute a representation and warranty by F.Y.I. that the conditions precedent set forth in Sections 6.2(a) and (b) have been satisfied (both as of the date of such notice and, unless F.Y.I. otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

         Section 6.4 Closing Certificates. The agreement of the Agent and the Lenders to enter into this Agreement is subject to the condition that the Agent receive, concurrently with the execution and delivery of this Agreement, a Closing Certificate in form and substance reasonably satisfactory to the Agent certifying as to the satisfaction of each of the conditions precedent set forth in Section 6.1. The obligations of the Lenders to make the initial Loan and the obligation of the Issuing Bank to issue the initial Letter of Credit are subject to the condition that the Agent receive, prior to the date of such initial Loan or the issuance of such initial Letter of Credit, a Closing Certificate in form and substance reasonably satisfactory to the Agent certifying as to the satisfaction of each of the conditions precedent set forth in Section 6.2.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 54

                                   ARTICLE 7

                         Representations and Warranties

         F.Y.I. represents and warrants to the Agent and the Lenders that the following statements are and, after giving effect to the Related Transactions, will be true, correct and complete:

         Section 7.1 Corporate Existence. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its Properties and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Loan Party has the power and authority and legal right to execute, deliver and perform its obligations under the Loan Documents and the Related Transactions Documents to which it is or may become a party. F.Y.I. is a holding company and is not an operating company and does not engage in any material business operations apart from the ownership and management of its Subsidiaries.

         Section 7.2      Financial Statements.

         (a) F.Y.I. has delivered to the Agent and the Lenders proforma audited combined and combining financial statements of F.Y.I. and its Subsidiaries as of and for the fiscal years ended December 31, 1993, 1994, 1995, and 1996 and unaudited combined and combining financial statements for F.Y.I. and its Subsidiaries for the nine-month period ended September 30, 1997. To F.Y.I.'s knowledge, such financial statements are true and correct, have been prepared in accordance with GAAP and fairly and accurately present, on a combined and combining (where applicable) basis, the financial condition of F.Y.I. and its combined Subsidiaries, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. There has not been, as of the Closing Date, any material adverse change in the business, condition (financial or otherwise), operations or Properties of F.Y.I. or its Subsidiaries or since the effective dates of the most recent applicable financial statements referred to in this Section 7.2(a).

         (b) The Projections were prepared by F.Y.I. on a basis substantially consistent with the financial statements referred to in Section 7.2(a). The Projections represent, as of the Closing Date, the good faith estimate of F.Y.I. concerning the probable financial condition and performance of F.Y.I. and its Subsidiaries based on assumptions believed to be reasonable at the time made.

         Section 7.3 Corporate Action: No Breach. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate or other entity action on the part of the Loan Parties and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or certificates of incorporation or bylaws of any Loan Party, (ii) any Governmental Requirement applicable to a Loan Party or any





AMENDED AND RESTATED CREDIT AGREEMENT - Page 55 of its Property or any order, writ, injunction or decree of any Governmental Authority or arbitrator applicable to a Loan Party or any of its Property, or
(iii) any material agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is bound or subject, or (b) constitute a default under any such material agreement, document or instrument, or result in the creation or imposition of any Lien (except under the Security Documents as provided in Article 5) upon any of the revenues or Property of any Loan Party.

         Section 7.4 Operation of Business. The Loan Parties possess all material Permits, franchises, licenses and authorizations necessary or appropriate to conduct their respective businesses substantially as now conducted and where the failure to do so would constitute or result in a Material Adverse Effect. All of such Permits, franchises, licenses and authorizations of F.Y.I. and its Material Subsidiaries which constitute a Governmental Requirement or which are or are to be issued by any Governmental Authority are disclosed on Schedule 7.4. None of such Persons is in material violation of any such Permits, franchises, licenses or authorizations.

         Section 7.5 Intellectual Property. The Loan Parties own or possess (or will be licensed or have the full right to use) all Intellectual Property which is necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others which could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement, the other Loan Documents and the Related Transactions Documents will not materially alter or impair, individually or in the aggregate, any of such rights of such Persons. No product of the Loan Parties infringes upon any Intellectual Property owned by any other Person, and no claim or litigation is pending or, to the knowledge of F.Y.I. or any of its Subsidiaries, threatened against any Loan Party or any such Person contesting its right to use any product or material which could have a Material Adverse Effect. There is no violation by any Loan Party of any right of such Loan Party with respect to any material Intellectual Property owned or used by such Loan Party which would constitute or result in a Material Adverse Effect.

         Section 7.6 Litigation and Judgments. Each material action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending or, to the knowledge of F.Y.I. or any of its Subsidiaries, threatened against or affecting any Loan Party, or that relates to any of the Related Transactions as of the Closing Date, is disclosed on Schedule 7.6. None of such actions, suits, investigations or proceedings could, if adversely determined, have a Material Adverse Effect. As of the Closing Date, there are no outstanding judgments against any Loan Party or any of their respective Subsidiaries.

         Section 7.7 Rights in Properties; Liens. Each of the Loan Parties has good and indefeasible title to or, except as expressly stated to the contrary on Schedule 1.1(a), valid leasehold interests in its Properties and assets, real and personal, including the Properties, assets and leasehold interests reflected in the financial statements described in Section 7.2 and the Pro Formas, and none of the Properties or leasehold interests of F.Y.I. or any of its Material Subsidiaries or, to the best of F.Y.I.'s knowledge without undertaking a current Lien search, any of its Nonmaterial Subsidiaries





AMENDED AND RESTATED CREDIT AGREEMENT - Page 56 is subject to any Lien, except Permitted Liens. Except as disclosed on
Schedule 7.7, neither F.Y.I. nor any of its Subsidiaries owns any right, title or interest in any real Properties.

         Section 7.8 Enforceability. The execution, delivery and performance of the Loan Documents and the Related Transaction Documents to which each of the Loan Parties is a party have been duly authorized by resolutions of the board of directors of such Loan Party (or other appropriate action authorizing such execution, delivery and performance has been taken with respect to each Loan Party that is not a corporation). The Loan Documents and the Related Transactions Documents have been duly and validly executed and delivered by each of the Loan Parties that is a party thereto and constitute the legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 7.9 Approvals. No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by any Loan Party of any of the Loan Documents or Related Transactions Documents to which it is a party or for the validity or enforceability thereof, except for such consents, approvals and filings as have been validly obtained or made and are in full force and effect. The consummation of the Related Transactions does not require the consent or approval of any other Person, except such consents and approvals (a) as have been validly obtained and are in full force and effect or (b) as to which the failure to obtain is not, individually or in the aggregate, material. None of the Loan Parties has failed to obtain any material governmental consent, approval, license, Permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business.

         Section 7.10 Debt. As of the Closing Date, the Loan Parties and their Subsidiaries have no Debt except for (a) the Obligations and (b) the Debt disclosed on Schedule 7.10 hereto.

         Section 7.11 Taxes. The Loan Parties have filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, Property and sales tax returns, and have paid all of their respective liabilities (other than liabilities which do not, in the aggregate, exceed $100,000 in amount) for taxes, assessments, governmental charges and other levies that are due and payable, except such taxes, if any, the payment of which is currently being contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Person and as to which, if required by GAAP, such Person has established adequate reserves. F.Y.I. is not aware of any pending investigation of any Loan Party or any of their respective Subsidiaries, by any taxing authority or of any pending but unassessed tax liability of any Loan Party or any of their respective Subsidiaries, other than with respect to (a) ad valorem or other real property taxes not in excess of $100,000 as to any such Person and (b) other taxes in an aggregate amount as to any such Person which could not, if an adverse determination is made with respect to such taxes, materially and adversely affect such Person, which (as to each of clauses (a) and (b) preceding) are currently being contested in good faith by appropriate proceedings diligently conducted by or on behalf of such





AMENDED AND RESTATED CREDIT AGREEMENT - Page 57

Person and as to which, if required by GAAP, such Person has established adequate reserves. No tax Liens have been filed and, except as disclosed on
Schedule 7.11, no claims are being asserted against any Loan Party or any of their respective Subsidiaries, with respect to any taxes; provided, however, that, with respect to the Nonmaterial Subsidiaries, such representation is made only to the best of F.Y.I.'s knowledge without undertaking a current Lien search. Except as disclosed on Schedule 7.11 hereto, as of the Closing Date, none of the U.S. income tax returns of the Loan Parties or any of their respective Subsidiaries are under audit. The charges, accruals and reserves on the books of the Loan Parties in respect of taxes or other governmental charges are in accordance with GAAP.

         Section 7.12 Margin Securities. None of the Loan Parties or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 7.13 ERISA; Plans. Neither any Loan Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan other than the Pension Plans identified on Schedule 7.13. Each Plan of each Loan Party is in compliance in all material respects with all applicable provisions of ERISA and the Code . Neither a Reportable Event nor a Prohibited Transaction has occurred within the last 60 months with respect to any Plan.
No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan, nor has the PBGC instituted any such proceedings. Neither any of the Loan Parties nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Loan Party and each ERISA Affiliate have met their minimum funding requirements under ERISA and the Code with respect to all of their Plans subject to such requirements, and, as of the Closing Date except as specified on Schedule 7.13, the present value of all vested benefits under each funded Plan (exclusive of any Multiemployer Plan) does not and will not exceed the fair market value of all such Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with ERISA. Neither any of the Loan Parties nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. No litigation is pending or threatened concerning or involving any Plan. There are no unfunded or unreserved liabilities (on either a going-concern basis or a wind-up basis) relating to any Plan that could, individually or in the aggregate, have a Material Adverse Effect if such Loan Party were required to fund or reserve such liability in full. As of the Closing Date, no funding waivers have been or will have been requested or granted under Section 412 of the Code with respect to any Plan. No unfunded or unreserved liability for benefits under any Plan or Plans or (exclusive of any Multiemployer Plans) exceeds $2,000,000 with respect to any such Plan or $4,000,000 with respect to all such Plans in the aggregate as of the Closing Date, on either a going-concern basis or a wind-up basis.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 58

         Section 7.14 Disclosure. No written statement, report, representation or warranty made by any Loan Party in any Loan Document (excluding any IPO Documents to the extent that the same may be deemed to be Loan Documents) or furnished to the Agent or any Lender by any Loan Party in connection with the Loan Documents (excluding any IPO Documents to the extent that the same may be deemed to be Loan Documents) or the making of the Loans or issuance of the Letters of Credit as contemplated hereby contains any untrue statement (at the time such statement was made) of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to F.Y.I. which has had a Material Adverse Effect, and there is no fact known to F.Y.I. which might in the future have a Material Adverse Effect, except as may have been disclosed in writing to the Agent and the Lenders.

         Section 7.15     Capitalization.

         (a) On and as of the Closing Date, the authorized Capital Stock, share ownership and par value per share of each of the Subsidiaries of F.Y.I. are listed on Schedule 7.15.

         (b) All of the issued and outstanding Capital Stock of F.Y.I. and its Subsidiaries has been validly issued and is fully paid and nonassessable. Except as described on Schedule 7.15, there are no outstanding subscriptions, options, warrants, calls or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of F.Y.I. or any of its Subsidiaries.

         (c) On and as of the Closing Date, each Material Subsidiary of F.Y.I. is identified as such on Schedule 7.15 and, except as so identified, F.Y.I. does not have any Material Subsidiaries on and as of such date.

         Section 7.16 Agreements. None of the Loan Parties is a party to any indenture, loan, credit agreement, stock purchase agreement or any lease or other agreement, document or instrument, or subject to any charter or corporate restriction, that could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not have a Material Adverse Effect.

         Section 7.17 Compliance with Laws. None of the Loan Parties is in violation of any Governmental Requirement, except for instances of non-compliance that, individually or in the aggregate, could not have a Material Adverse Effect.

         Section 7.18 Investment Company Act. None of the Loan Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.19 Public Utility Holding Company Act. None of the Loan Parties is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding





AMENDED AND RESTATED CREDIT AGREEMENT - Page 59 company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.20     Environmental Matters.

         (a) Except for instances of noncompliance with or exceptions to any of the following representations and warranties that could not have, individually or in the aggregate, a Material Adverse Effect:

                 (i) The Loan Parties and all of their respective Properties and operations are in full compliance with all Environmental Laws in all material respects. Neither F.Y.I. nor any of its Subsidiaries is aware of, and neither F.Y.I. nor any of its Subsidiaries has received written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance by any Loan Party with all Environmental Laws;

                 (ii) The Loan Parties have obtained all Permits that are required under applicable Environmental Laws, and all such Permits are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;

                 (iii) No Hazardous Materials exist on, about or within or have been (to F.Y.I.'s or any of its Subsidiaries' knowledge) or are being used, generated, stored, transported, disposed of on or Released from any of the Properties of the Loan Parties except in compliance with applicable Environmental Laws in all material respects. The use which the Loan Parties make and intend to make of their respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their Properties except in compliance with applicable Environmental Laws;

                 (iv) Neither the Loan Parties nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or, to the best of F.Y.I.'s or any of its Subsidiaries' knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

                 (v) There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of the Loan Parties that could reasonably be expected to give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities. None of the Loan Parties is subject to, or has received written notice of any claim from any Person alleging that any of the Loan Parties is or will be subject to, any Environmental Liabilities;

                 (vi) None of the Properties of the Loan Parties is a treatment facility (except for





AMENDED AND RESTATED CREDIT AGREEMENT - Page 60
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         the recycling of Hazardous Materials generated on-site and the treatment of liquid wastes subject to the Clean Water Act or other applicable Environmental Law) for temporary storage of Hazardous Materials generated on-site prior to their disposal off-site) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Loan Parties and their Subsidiaries are compliance with all applicable financial responsibility requirements of all Environmental Laws; and

                 (vii) None of the Loan Parties has failed to file any notice required under applicable Environmental Law reporting a Release.

         (b) No Lien arising under any Environmental Law has attached to any Property or revenues of any Loan Party.

         Section 7.21 Labor Disputes and Acts of God. Neither the business nor the Properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is having or could have a Material Adverse Effect.

         Section 7.22 Material Contracts. Attached hereto as Schedule 7.22 is a complete list, as of the Closing Date, of all Material Contracts of the Loan Parties, other than the Loan Documents. All of the Material Contracts are in full force and effect and none of the Loan Parties is in default under any Material Contract and, to the best of F.Y.I.'s or any of its Subsidiaries' knowledge after due inquiry, no other Person that is a party thereto is in default under any of the Material Contracts. None of the Material Contracts prohibit the transactions contemplated under the Loan Documents or the Related Transactions Documents. All of the Material Contracts have been transferred or assigned to, or are currently in the name of, a Loan Party. F.Y.I. has delivered to the Agent a complete and current copy of each Material Contract (other than purchase orders entered into in the ordinary course of business) existing on the Closing Date and, with respect to each Material Contract (other than purchase orders entered into in the ordinary course of business) entered into after the Closing Date, will deliver to the Agent a complete and current copy of such Material Contract in a reasonably prompt fashion after the creation thereof.

         Section 7.23 Bank Accounts. As of the Closing Date, Schedule 7.23 sets forth the account numbers and location of all primary bank accounts of F.Y.I.

         Section 7.24 Outstanding Securities. As of the Closing Date, all outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of the Loan Parties have been offered, issued, sold and delivered in compliance with all applicable Governmental Requirements. Each of the IPO and the IPO Documents were conducted and prepared in accordance with all applicable Governmental Requirements, including, without limitation, Rule 10b-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 61

         Section 7.25     Related Transactions Documents.

         (a) No rights of cancellation or rescission and, to F.Y.I.'s or any of its Subsidiaries' knowledge, no defaults or defenses exist with respect to any of the Related Transactions Documents. F.Y.I. has delivered to the Agent complete and correct copies of all Related Transactions Documents, including all schedules and exhibits thereto. The Related Transactions Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby.

         (b) As of the Closing Date, all conditions precedent to the Related Transactions pursuant to the Related Transactions Documents have been fulfilled or (with the prior written consent of the Agent) waived, the Related Transactions Documents have not been amended or otherwise modified (except as permitted by this Agreement), and there has not been any breach of any material term or condition contained in the Related Transactions Documents.

         Section 7.26 Solvency. F.Y.I. and each of its Subsidiaries, as a separate entity, is Solvent as of the Closing Date.

         Section 7.27 Employee Matters. Except as set forth on Schedule 7.27, as of the Closing Date (a) none of the Loan Parties or any of its respective Subsidiaries, or any of its respective employees, is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any Loan Party or any of its respective Subsidiaries, and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any of the Loan Parties or any of its respective Subsidiaries. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of F.Y.I. or any of its Subsidiaries after due inquiry, threatened against, any of the Loan Parties or any of its respective Subsidiaries, and its respective employees, which could have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 7.27, as of the Closing Date, none of the Loan Parties or any of its respective Subsidiaries is subject to an employment contract.

         Section 7.28 Insurance. Schedule 7.28 sets forth a summary description of all policies of insurance that will be in effect as of the Closing Date for F.Y.I. and its Subsidiaries. To the extent such policies have not been replaced, no notice of cancellation has been received for such policies and F.Y.I. and its Subsidiaries are in compliance with all of the terms and conditions of such policies.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 62
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         Section 7.29     Common Enterprise.  The expertise and efforts of
F.Y.I. and each of its Subsidiaries support and benefit the other members of their affiliated corporate group. F.Y.I. and each Subsidiary expect to derive substantial benefit (and F.Y.I. and each Subsidiary may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans, Letters of Credit and the other transactions contemplated by this Agreement, both in their separate capacities and as a member of an affiliated and integrated corporate group. F.Y.I. and each Subsidiary will receive reasonably equivalent value in exchange for the collateral and guaranty being provided by it pursuant to Article 5 as security for the payment and performance of the Obligations.


                                   ARTICLE 8

                             Affirmative Covenants

         F.Y.I. covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

         Section 8.1 Reporting Requirements. F.Y.I. will furnish to the Agent, in quantities sufficient to allow the Agent to distribute the same to each Lender (and the Agent shall distribute the same to each Lender in a reasonably prompt fashion after its receipt thereof):

         (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of F.Y.I., beginning with the fiscal year ending December 31, 1997, (i) a copy of the annual audit report of F.Y.I. and its consolidated Subsidiaries as of the end of and for such fiscal year then ended containing, on a consolidated and (if requested by the Agent) consolidating basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Agent and containing no qualification thereto except as may be reasonably acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP, (ii) a certificate of such independent certified public accountants to the Agent (A) stating that to their knowledge no Default has occurred and is continuing or, if in their opinion a Default has occurred and is continuing, stating the nature thereof, and (B) confirming the calculations set forth in the officer's certificate delivered concurrently therewith, and (iii) if requested by the Agent, unaudited consolidating balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the preceding fiscal year;

         (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the quarters of each fiscal year of F.Y.I., beginning with the fiscal quarter ending December 31, 1997, a copy of (i) an unaudited financial report of F.Y.I. and its consolidated





AMENDED AND RESTATED CREDIT AGREEMENT - Page 63

Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of F.Y.I. to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of F.Y.I. and its consolidated Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein and (ii) management's financial reports comparing actual financial results for the period to the current budget for the period;

         (c) Certificate of No Default, etc.. Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b)), a certificate, substantially in the form of Exhibit G hereto, of a Responsible Officer of F.Y.I. (i) stating that, to the best of such officer's knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that has been taken and is proposed to be taken with respect thereto, and (ii) showing (with respect to each certificate delivered concurrently with the delivery of each of the financial statements referred to in Section 8.1(a) and 8.1(b)) in reasonable detail the calculations demonstrating compliance with Section 9.5(i) and Article 10, (iii) summarizing all material information regarding each Acquisition made during the fiscal quarter then most recently ended, which information shall include the names of the acquiror and the entity whose Capital Stock or assets were acquired, the nature of the assets owned by the acquired entity or acquired directly (as applicable), the nature of the business of the acquired entity or in which the assets acquired were and will be utilized (as applicable), the amount of the purchase price and all other consideration paid and payable in connection with such Acquisition and the form of such purchase price or other consideration, the remaining amount (if any) in each "basket" referred to in the definition of the term "Permitted Acquisition" after giving effect to all of such Acquisitions and such other information as the Agent may reasonably request, (iv) attaching (unless the Agent has agreed that the same need not be attached) the most recent financial statements of the entity whose Capital Stock or assets were acquired that are available to F.Y.I. and (if the Agent so requests) a copy of all Permitted Acquisition Documents relating to such Acquisition referred to in clause (iii) preceding, and (v) certifying that each Acquisition referred to in clause (iii) preceding is a Permitted Acquisition (and including financial data supporting such certification if requested by the Agent) and that no other Acquisitions were consummated during the fiscal quarter then most recently ended;

         (d) Budget. As soon as available and in any event before the beginning of each fiscal year of F.Y.I. for each fiscal year after 1997, a copy of the budget of F.Y.I. and its Subsidiaries on a consolidated basis for such fiscal year (segregated by entity with respect to each entity, if any, to be acquired which is included in such budget and segregated by quarter or month and setting forth all material assumptions);

         (e) Management Letters. Promptly upon any request therefor by the Agent, a copy of any management letter or written report submitted to any Loan Party by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects





AMENDED AND RESTATED CREDIT AGREEMENT - Page 64 or Properties of any such Person;

         (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority or arbitrator affecting any Loan Party which, if determined adversely to any such Person could have a Material Adverse Effect;

         (g) Notice of Default. As soon as possible and in any event immediately upon F.Y.I.'s knowledge or the knowledge of any Subsidiary of F.Y.I. of the occurrence of any Default, a written notice setting forth the details of such Default and the action that F.Y.I. or such Subsidiary has taken and proposes to take with respect thereto, and F.Y.I. will also at that time provide notice of such Default to each holder of Seller Subordinated Debt;

         (h) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Loan Party or any of its ERISA Affiliates files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five days after any such Person knows or has reason to know that any Pension Plan is insolvent, or that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC, any Loan Party or any ERISA Affiliate has instituted or will institute proceedings under ERISA to terminate or withdraw from or reorganize any Pension Plan, a certificate of a Responsible Officer of such Loan Party setting forth the details as to such insolvency, withdrawal, Reportable Event, Prohibited Transaction, tax or penalty or termination and the action that such Loan Party has taken and proposes to take with respect thereto;

         (i) Reports to Other Creditors. Promptly after the furnishing thereof, a copy of any statement or report furnished by any Loan Party to any other party pursuant to the terms of any indenture, loan, stock purchase or credit or similar agreement and not otherwise required to be furnished to the Agent and the Lenders pursuant to any other subsection of this Section 8.1;

         (j) Notice of Material Adverse Effect. Within five Business Days after F.Y.I. or any Subsidiary of F.Y.I. becomes aware thereof, written notice of any matter that could have a Material Adverse Effect;

         (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by any Loan Party to its stockholders generally and one copy of each regular, periodic or special report, registration statement or prospectus filed by any Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases and other statements made by any of the Loan Parties to the public containing material developments in its business;

         (l) Notice of New Properties and Subsidiaries. Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), notice of (i) if the Total Debt to EBITDA Ratio then exceeds 1.75 to 1.00, any real Property acquired or any lease of real Property which meets the criteria set forth in Section 5.4 entered into by F.Y.I. or any of its Subsidiaries as





AMENDED AND RESTATED CREDIT AGREEMENT - Page 65 lessee, (ii) if the Total Debt to EBITDA Ratio then exceeds 1.75 to 1.00, any additional patents, copyrights and trademarks, and any other Intellectual Property of which the Agent should be aware in order to ensure its Lien thereon, acquired by F.Y.I. or any of its Subsidiaries, and (iii) the creation or acquisition of any direct or indirect Subsidiary of F.Y.I. after the Closing Date and subsequent to the last delivery of such information;

         (m) Appraisals. From time to time if the Agent determines that such appraisals are required to comply with applicable Governmental Requirements or to syndicate the Loans, appraisals of the Mortgaged Properties reasonably satisfactory in form and substance to the Agent (such appraisals to be at the expense of F.Y.I.);

         (n) Insurance. Within 30 days after any request therefor by the Agent, a report in form and substance reasonably satisfactory to the Agent summarizing all material insurance coverage maintained by F.Y.I. and its Subsidiaries as of the date of such report and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

         (o) Plan Information. From time to time, as reasonably requested by the Agent or any Lender, such books, records and other documents relating to the any Pension Plan as the Agent or any Lender shall specify; prior to any termination, partial termination or merger of a Pension Plan covering employees of F.Y.I. or any Subsidiary of F.Y.I. or any ERISA Affiliate, or a transfer of assets of a Pension Plan covering employees of F.Y.I. or any Subsidiary of F.Y.I. or any ERISA Affiliate, written notification thereof; promptly upon F.Y.I.'s or any F.Y.I. Subsidiary's receipt thereof, a copy of any determination letter or advisory opinion regarding any Pension Plan received from any Governmental Authority and any amendment or modification thereto as may be necessary as a condition to obtaining a favorable determination letter or advisory opinion; and promptly upon the occurrence thereof, written notification of any action requested by any Governmental Authority to be taken as a condition to any such determination letter or advisory opinion;

         (p) Environmental Assessments and Notices. Promptly after the receipt thereof, a copy of each environmental assessment (including any analysis relating thereto) prepared with respect to any real Property of any Loan Party and each notice sent by any Governmental Authority relating to any failure or alleged failure to comply with any Environmental Law or any liability with respect thereto;

         (q) Certain Capital Expenditures. If any Permitted Capital Expenditures (as defined in Section 10.5) consist of the purchase of all or substantially all of the assets of any Person, at least 30 days prior to such purchase, provide evidence satisfactory to the Agent that the contingent liabilities to be assumed by the purchaser with respect to such assets (including, without limitation, contingent liabilities relating to ERISA, environmental matters and litigation) do not exceed ten percent of the purchase price paid for such assets;

         (r) General Information. Promptly, such other information concerning the Loan Parties and their respective Subsidiaries as the Agent or any Lender may from time to time reasonably





AMENDED AND RESTATED CREDIT AGREEMENT - Page 66 request; and

         (s) Solvency Certificate. At the time of the making of the initial Loan or the issuance of the initial Letter of Credit and at the making of each Loan thereafter, a Solvency Certificate.

         Section 8.2 Maintenance of Existence, Conduct of Business. F.Y.I. will, and will cause each of its Subsidiaries to (except as may be otherwise permitted by Section 9.3), preserve and maintain its corporate existence and all of its material leases, privileges, licenses, Permits, franchises, qualifications, Intellectual Property, intangible Property and rights that are necessary in the ordinary conduct of its business. F.Y.I. will, and will cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices, in each case in all material respects.

         Section 8.3 Maintenance of Properties. F.Y.I. will, and will in all material respects cause each of its Subsidiaries to, maintain, keep and preserve all of its Properties necessary or appropriate in the proper conduct of its business in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments and improvements thereof.

         Section 8.4 Taxes and Claims. F.Y.I. will, and will cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges (other than those which do not, in the aggregate, exceed $100,000 in amount) imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither F.Y.I. nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment or governmental charge or claim for labor, material or supplies whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP.

         Section 8.5      Insurance.

         (a) F.Y.I. will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such corporations or entities, provided that in any event F.Y.I. and its Subsidiaries (as appropriate) will maintain:

                 (i) Property Insurance -- Insurance against loss or damage covering substantially all of the tangible real and personal Property and improvements of F.Y.I. and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to any deductibles as shall be satisfactory to the Agent) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under





AMENDED AND RESTATED CREDIT AGREEMENT - Page 67
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         such policy, but in any event in such amounts as are reasonably available as determined by F.Y.I.'s independent insurance broker reasonably acceptable to the Agent.

                 (ii) Automobile Liability Insurance for Bodily Injury and Property Damage --Insurance in respect of all vehicles (whether owned, hired or rented by F.Y.I. or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations against liabilities for bodily injury and Property damage in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

                 (iii) Comprehensive General Liability Insurance -- Insurance against claims for bodily injury, death or Property damage occurring on, in or about the Property (and adjoining streets, sidewalks and waterways) of F.Y.I. and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

                 (iv) Worker's Compensation Insurance -- Worker's compensation insurance (including employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law.

                 (v) Product Liability Insurance -- Insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by F.Y.I. or any of its Subsidiaries to the extent and in such amounts as then customarily maintained by responsible Persons engaged in businesses similar to that of F.Y.I. and/or any of its Subsidiaries.

                 (vi) Business Interruption Insurance -- Insurance against loss of operating income earned from the operation of the Properties of F.Y.I. and its Subsidiaries, by reason of any Peril (to the extent reasonably available) affecting the operation thereof, and insurance against any other insurable loss of operating income by reason of any business interruption affecting F.Y.I. or any of its Subsidiaries to the extent covered by standard business interruption policies in the applicable states.

Such insurance shall be written by financially responsible companies selected by F.Y.I. and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to the Required Lenders. No later than the date of the making of the initial Loan or the issuance of the initial Letter of Credit, each policy referred to in this Section 8.5 shall provide that it will not be canceled, amended or reduced except after not less than 30 days' prior written notice to the Agent and shall also provide that the interests of the Agent and the Lenders shall not be invalidated by any act or negligence of F.Y.I. or any of its Subsidiaries. F.Y.I. will advise the Agent promptly of any policy cancellation, reduction or amendment. For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of F.Y.I. and its Subsidiaries are located.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 68

         (b) If a Default shall have occurred and be continuing, F.Y.I. will cause all proceeds of insurance paid on account of the loss of or damage to any Property of F.Y.I. or any of its Subsidiaries and all awards of compensation for any Property of F.Y.I. or any of its Subsidiaries taken by condemnation or eminent domain to be paid directly to the Agent to be applied against or held as security for the Obligations, at the election of the Agent and the Required Lenders.

         Section 8.6 Inspection Rights. F.Y.I. will, and will cause each of its Subsidiaries to, permit representatives and agents of the Agent and each Lender, during normal business hours and upon reasonable notice to F.Y.I., to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants. F.Y.I. will authorize its accountants in writing (with a copy to the Agent) to comply with this Section 8.6. The Agent or its representatives may, at any time and from time to time at F.Y.I.'s expense, conduct field exams for such purposes as the Agent may reasonably request.

         Section 8.7 Keeping Books and Records. F.Y.I. will, and will cause each of its Subsidiaries to, maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any Accounting Changes from the accounting principles used in the preparation of the financial statements referenced in Section 8.1 are hereafter required or permitted by GAAP and are adopted by any F.Y.I. or any of its Subsidiaries, the provisions of Section 1.3(a) shall be applicable thereto; provided that, until any necessary amendments have been made, the certificate required to be delivered under Section 8.1(c) hereof demonstrating compliance with Article 10 shall include calculations setting forth the adjustments from the relevant items as shown in the current financial statements based on the changes to GAAP to the corresponding items based on GAAP as used in the financial statements referenced in Section 7.2(a), in order to demonstrate how such financial covenant compliance was derived from the current financial statements.

         Section 8.8 Compliance with Laws. F.Y.I. will, and will cause each of its Subsidiaries to, comply with all applicable Governmental Requirements, except for instances of noncompliance that could not have, individually or in the aggregate, a Material Adverse Effect.

         Section 8.9 Compliance with Agreements. F.Y.I. will, and will cause each of its Subsidiaries to, comply with all agreements, contracts and instruments binding on it or affecting its Properties or business, except for instances of noncompliance that could not have, individually or in the aggregate, a Material Adverse Effect.

         Section 8.10 Further Assurances. F.Y.I. will, and will cause each of its Subsidiaries to, execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of the Agent for the benefit of itself and the Lenders in and to the Collateral and the required priority of such Liens.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 69

         Section 8.11 ERISA; Plans. F.Y.I. will, and will cause each of its ERISA Affiliates to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 8.12 Trade Accounts Payable. F.Y.I. will, and will cause each of its Subsidiaries to, pay all trade accounts payable before the same become more than 90 days past due, except (a) trade accounts payable contested in good faith or (b) trade accounts payable in an aggregate amount not to exceed at any time outstanding $400,000 and with respect to which no proceeding to enforce collection has been commenced or, to the knowledge of F.Y.I. or any Subsidiary of F.Y.I., threatened.

         Section 8.13 No Consolidation. F.Y.I. will, and (except with respect to clause (a) succeeding which shall not be applicable to Subsidiaries of F.Y.I.) will cause each of its Subsidiaries to:

         (a) with respect to F.Y.I. only, provide that, at all times, at least one (1) member of its board of directors or at least one (1) of its officers will be a Person who is not an officer, director or employee of any Affiliate of F.Y.I. or any other Subsidiary;

         (b) maintain corporate records and books of account separate from those of any corporation which is an Affiliate of F.Y.I. and separate from those of any Subsidiary of F.Y.I.;

         (c) not commingle its funds or assets with those of any corporation which is an Affiliate of F.Y.I. or with those of any Subsidiary of F.Y.I.; and

         (d) provide that its board of directors will hold all appropriate meetings to authorize and approve such Person's corporate actions.


                                   ARTICLE 9

                               Negative Covenants

         Each of F.Y.I. and each of its Subsidiaries jointly and severally covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

         Section 9.1 Debt. F.Y.I. will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Debt, except:

         (a) Debt of F.Y.I. and its Subsidiaries to the Lenders pursuant to the Loan Documents;





AMENDED AND RESTATED CREDIT AGREEMENT - Page 70

         (b) Existing Debt described on Schedule 7.10 hereto and renewals, replacements (on terms no more onerous to the borrower than the existing terms), and extensions of such Debt which do not increase the outstanding principal amount of, such Debt and the terms and provisions of which are not materially more onerous than the terms and conditions of such Debt on the Closing Date;

         (c) Purchase money Debt secured by purchase money Liens, which Debt and Liens are permitted under and meet all of the requirements of clause
(g) of the definition of Permitted Liens contained in Section 1.1;

         (d) Seller Subordinated Debt; provided, however, that no Seller Subordinated Debt may be created or incurred during the continuance of any Default or Event of Default or if a Default or Event of Default would result from the creation or incurrence of such Seller Subordinated Debt;

         (e) Intercompany Debt between or among F.Y.I. and any of its Wholly-Owned Subsidiaries incurred in the ordinary course of business, subject to the requirement that any and all of the Debt permitted pursuant to this
Section 9.1(e) shall be unsecured, shall be evidenced by instruments satisfactory to the Agent which will be pledged to the Agent for the benefit of the Agent and the Lenders and shall be subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Agent (the foregoing being referred to as "Intercompany Debt");

         (f) Obligations under Interest Rate Protection Agreements and Currency Hedge Agreements, provided that each counterparty shall be Banque Paribas or another counterparty rated in one of the three highest rating categories of Standard and Poors Corporation or Moody's Investors Service, Inc., and provided that the maximum amount for which interest may be fixed or capped under all such Interest Rate Protection Agreements may not exceed one hundred percent (100%) of the Debt of F.Y.I. and its Subsidiaries, and provided further, however, that the maximum amount of currency for which risk may be hedged under a Currency Hedge Agreement may not exceed one hundred percent (100%) of the foreign currency at risk in the transactions in which F.Y.I. and its Subsidiaries are engaged; and

         (g) Liabilities of F.Y.I. or any F.Y.I. Subsidiary in respect of unfunded vested benefits under any Plan if and to the extent that the existence of such liabilities will not constitute, cause or result in a Default;

provided, however, that, notwithstanding the foregoing, the aggregate outstanding principal amount of Debt of the Subsidiaries of F.Y.I., exclusive of Debt referred to in clause (a) preceding, shall not at any time exceed $10,000,000.

         Section 9.2 Limitation on Liens. F.Y.I. will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien upon any of its Property or





AMENDED AND RESTATED CREDIT AGREEMENT - Page 71 revenues, whether now owned or hereafter acquired, except Permitted Liens.

         Section 9.3 Mergers, Etc. F.Y.I. will not, and will not permit its Subsidiaries to, (a) become a party to a merger or consolidation, (b) wind-up, dissolve or liquidate itself, or (c) purchase or acquire all or a material or substantial part of the business or Properties of any Person; provided, however, that (i) Permitted Acquisitions (but no other Acquisitions) shall be permitted, and (ii) any Subsidiary of F.Y.I. may merge with and into F.Y.I. if F.Y.I. is the entity surviving such merger and any Subsidiary of F.Y.I. may merge with and into any Wholly-Owned Subsidiary of F.Y.I. if such Wholly-Owned Subsidiary is the entity surviving such merger and no consideration is given by the surviving entity in such merger other than Capital Stock of the surviving entity and such Capital Stock is pledged to the Agent, on behalf of the Agent and the Lenders, as security for the Obligations pursuant to Section 9.6. The surviving entity in any such merger shall ratify the Security Documents and other obligations of the non-surviving entity under the Loan Documents.

         Section 9.4 Restricted Payments. F.Y.I. will not, and will not permit any of its Subsidiaries to, make any Restricted Payments, except:

         (a) Subsidiaries of F.Y.I. may declare and pay dividends to F.Y.I.;

         (b) The Subsidiaries of F.Y.I. may make tax payments to F.Y.I. if and to the extent that all such payments are promptly paid by F.Y.I. to the appropriate Governmental Authority to whom such payments are owed; provided that in no event shall such payments be greater than the amounts actually paid by F.Y.I. in respect of such taxes;

         (c) To the extent required by the terms of any employment agreement, purchases by F.Y.I. of shares of F.Y.I. Common Stock from employees of F.Y.I. or its Subsidiaries upon the termination of the employment of such employees, provided that the amount paid therefor shall not exceed the fair market value of such shares to be purchased and shall not exceed $250,000 in the aggregate during any fiscal year or a cumulative total of $350,000 in the aggregate during the term of this Agreement and F.Y.I. shall grant to the Agent, for the benefit of the Agent and the Lenders, a Lien on all of such shares purchased by F.Y.I. as security for the Obligations pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent;

         (d)     To the extent permitted under Sections 9.5(g) and 9.5(h);

provided, however, that no Restricted Payments may be made pursuant to clauses
(a), (b), (c) or (d) preceding if a Default exists at the time of such Restricted Payment or would result therefrom.

         Section 9.5 Investments. F.Y.I. will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any advance, loan, extension of credit or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, or be or become a joint venturer with or partner of any Person (all such





AMENDED AND RESTATED CREDIT AGREEMENT - Page 72 transactions being herein called "Investments"), except:

         (a) Investments in obligations or securities received in settlement of debts (created in the ordinary course of business) owing to F.Y.I. or any of its Subsidiaries;

         (b)     Existing Investments identified on Schedule 9.5 hereto;

         (c) Investments in securities issued or guaranteed by the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

         (d) Investments in certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

         (e) Investments in repurchase obligations with a term of not more than seven days for securities of the types described in clause (c) preceding with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

         (f) Investments in commercial paper of a domestic issuer rated A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition;

         (g) (i) Investments by F.Y.I. and its Subsidiaries in its Subsidiaries existing on the Closing Date, (ii) any Investments of F.Y.I. in its Subsidiaries which represent amounts invested in such Subsidiary to enable such Subsidiary (A) to pay all or a portion of the purchase consideration for a Permitted Acquisition, (B) to make Permitted Capital Expenditures, (C) to retire any Existing Debt, or (D) to retire any Debt assumed in connection with a Permitted Acquisition, and (iii) Investments by F.Y.I. in Wholly-Owned Subsidiaries of F.Y.I.;

         (h)     Intercompany Debt permitted pursuant to Section 9.1(e);

         (i) up to $10,000,000 in Investments made by F.Y.I., and owned by F.Y.I. and not any Subsidiary of F.Y.I., in publicly traded equity securities of a Person whose material business and properties are all located in the U.S. or Canada and who is engaged in a business similar or complementary to the business of F.Y.I. or a Subsidiary of F.Y.I. and which has generated positive EBITDA during the twelve-month period preceding the purchase of such securities so long as the aggregate of such equity securities owned by F.Y.I. does not at any time exceed (a) 5% of the total assets of F.Y.I. and its consolidated Subsidiaries as determined in accordance with GAAP; and

         (j)     Investments which constitute Permitted Acquisitions;

provided, however, that no Investments may be made by F.Y.I. or any of its Subsidiaries pursuant





AMENDED AND RESTATED CREDIT AGREEMENT - Page 73 to clause (g) or (h) preceding if a Default exists at the time of such Investment or would result therefrom.

         Section 9.6 Limitation on Issuance of Capital Stock. F.Y.I. will not permit any of its Subsidiaries to, at any time issue, sell, assign or otherwise dispose of (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant or other right to acquire any of its Capital Stock; provided, however, that, if and to the extent not otherwise prohibited by this Agreement or the other Loan Documents (i) a Subsidiary of F.Y.I. may issue additional shares of its Capital Stock to F.Y.I. for full and fair consideration, and (ii) F.Y.I. may engage in any merger permitted under clause (ii) of the proviso to Section 9.3; provided, further, however, that all of such additional shares of Capital Stock referred to in clauses (i) and (ii) preceding and any shares of Capital Stock issued in any merger referred to in clause (ii) preceding shall be pledged to the Agent, on behalf of the Agent and the Lenders, as security for the Obligations pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent.

         Section 9.7 Transactions With Affiliates. Except for (a) the payment of salaries, bonus and incentive compensation in the ordinary course of business consistent with prudent business practices, and (b) the furnishing of employment benefits in the ordinary course of business consistent with prudent business practices, F.Y.I. will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, officer or director of F.Y.I. or such Subsidiary except in the ordinary course of and pursuant to the reasonable requirements of F.Y.I.'s or such Subsidiary's business and upon fair and reasonable terms no less favorable to F.Y.I. or such Subsidiary, respectively, than would be obtained in a comparable arms-length transaction with a Person not an Affiliate, officer or director of F.Y.I. or such Subsidiary, respectively.

         Section 9.8 Disposition of Property. F.Y.I. will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its Property, except:

         (a)     dispositions of Inventory in the ordinary course of business,

         (b) Asset Dispositions by F.Y.I. and its Subsidiaries to Persons other than F.Y.I. and its Subsidiaries if each of the following conditions has been satisfied: (i) the Net Proceeds from any single Asset Disposition or series of related Asset Dispositions in any fiscal year of F.Y.I. do not exceed $250,000 and the cumulative Net Proceeds from all Asset Dispositions do not exceed $500,000, (ii) the consideration received by F.Y.I. or its Subsidiaries is at least equal to the fair market value of such assets, (iii) the sole consideration received is cash payable at the closing, provided, however, that up to a cumulative total of $125,000 of Property may be disposed of by F.Y.I. and its Subsidiaries on a combined basis on terms which defer payment of a portion of the purchase price, (iv) no Default exists at the time of or will result from such Asset Disposition, and (v) F.Y.I. makes, or causes the appropriate Subsidiary to make, any payment required under Section 2.7;





AMENDED AND RESTATED CREDIT AGREEMENT - Page 74

         (c) Asset Dispositions by F.Y.I. and its Subsidiaries to F.Y.I. or another Subsidiary if each of the following conditions has been satisfied: (i) the aggregate fair market value of the assets sold, disposed of or otherwise transferred shall not exceed $250,000 in aggregate amount during any fiscal year, (ii) the assets sold, disposed of or otherwise transferred shall, if subject to a first priority Lien in favor of the Agent and the Lenders, continue to be subject to a perfected, first priority Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) in favor of the Agent and the Lenders, and (iii) no Default exists at the time of or will result from such Asset Disposition;

         (d) dispositions of Property no longer used or useful in the ordinary course of business;

         (e) Asset Dispositions that were contemplated and disclosed to the Lenders at the time of any Permitted Acquisition if the Asset Disposition occurs, and the Net Proceeds thereof are applied, as required or permitted by
Section 2.7; and

         (f) Asset Dispositions by Subsidiaries of F.Y.I., and Asset Dispositions consisting of a sale of all of the issued and outstanding Capital Stock of a Subsidiary of F.Y.I., if the aggregate fair market value of the Property sold or otherwise transferred in connection with all of such Asset Dispositions on or after the Closing Date does not exceed ten percent of the net book value of the tangible assets of F.Y.I. and its Subsidiaries as of the date of any such Asset Disposition.

         Section 9.9 Sale and Leaseback. F.Y.I. will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 9.10 Lines of Business. F.Y.I. will not, and will not permit any of its Subsidiaries to, engage in any line or lines of business activity other than the businesses in which they are engaged on the Closing Date and lines of business reasonably related thereto. F.Y.I. will not, without the prior written consent of the Required Lenders, become an operating company and will not engage in any business activity except for business activities relating to its ownership and management of its Subsidiaries substantially consistent with its current business activities. F.Y.I. shall not and shall not permit any of its Subsidiaries to own Property or conduct any material business operations outside the U.S., Canada or, to the extent permitted by the last proviso in the definition of Permitted Acquisitions, Mexico and the Caribbean.

         Section 9.11 Environmental Protection. F.Y.I. will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner that violates or is likely





AMENDED AND RESTATED CREDIT AGREEMENT - Page 75 to violate any Environmental Law or create any Environmental Liabilities for which F.Y.I. or any of its Subsidiaries would be responsible, except for circumstances or events described in clauses (a) through (d) preceding that could not have, individually or in the aggregate, a Material Adverse Effect.

         Section 9.12 Intercompany Transactions. Except as may be expressly permitted or required by the Loan Documents, F.Y.I. will not, and will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution to F.Y.I. or any of its Subsidiaries in respect of such Subsidiary's Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to F.Y.I. or any of its Subsidiaries, (c) make any loan or advance to F.Y.I. or any of its Subsidiaries, or (d) sell, lease or transfer any of its Property to F.Y.I. or any of its Subsidiaries.

         Section 9.13 Management Fees. F.Y.I. will not, and will not permit any of its Subsidiaries to, pay any management, consulting or similar fees (excluding directors' fees) to any Affiliate of F.Y.I. or to any director, officer or employee of F.Y.I. or any Affiliate of F.Y.I.; provided, however, that any Subsidiary of F.Y.I. may pay management or similar fees to F.Y.I. to the extent that the amount of such fees paid in any year does not exceed ten percent of the gross revenues of the paying Subsidiary for that year.

         Section 9.14 Modification of Other Agreements. F.Y.I. will not, and will not permit any of its Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the F.Y.I. Equity Documents, if the same could have a Material Adverse Effect or otherwise could be materially adverse to the Agent or the Lenders, (b) the certificate of incorporation or bylaws (or analogous constitutional documents) of F.Y.I. or any of its Subsidiaries if the same could have a Material Adverse Effect or otherwise could be materially adverse to the Agent or the Lenders, or (c) any other Material Contract to which it is a party or any Permit which it possesses if the same could have a Material Adverse Effect; provided, however, that F.Y.I. and its Subsidiaries may amend or modify the agreements, documents and instruments referred to in clause (c) preceding if and to the extent that such amendment or modification is not substantive or material and could not have a Material Adverse Effect.

         Section 9.15 ERISA Plans. F.Y.I. will not, and will not permit any of its Subsidiaries to:

         (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created that exceeds $25,000 with respect to any such Plan or $50,000 with respect to all such Plans in the aggregate on either a going concern or a wind-up basis; or

         (b) with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the





AMENDED AND RESTATED CREDIT AGREEMENT - Page 76 aggregate as to all such Plans, that could, upon any partial or complete withdrawal from or termination of any such Multiemployer Plan or Plans, have a Material Adverse Effect.

         Section 9.16 Dividend Restrictions. F.Y.I. will not permit any of its Subsidiaries to be party to or bound by any agreement, document, instrument, covenant or other restriction (other than this Agreement) which restricts the ability of such Subsidiary to pay dividends to, make distribution to, and make advance to, F.Y.I. or any Subsidiary of F.Y.I.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 77

                                   ARTICLE 10

                              Financial Covenants

         F.Y.I. covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe, or cause to be performed and observed, the following covenants:

         Section 10.1 Consolidated Net Worth. F.Y.I. will at all times maintain Consolidated Net Worth in an amount not less than the sum of (a) $90,000,000 plus (b) 75% of cumulative Consolidated Net Income, if positive, for any fiscal quarter, i.e., exclusive of negative Consolidated Net Income for any fiscal quarter, after December 31, 1997, plus (c) all Net Proceeds of each Equity Issuance after December 31, 1997, minus the amount of any stock repurchase consummated under the terms of Section 9.4(c).

         Section 10.2     Ratio of Total Debt to EBITDA.

         (a) F.Y.I. will not permit the ratio, calculated as of the end of each fiscal quarter of F.Y.I. commencing with the fiscal quarter ended December 31, 1997, of (i) Total Debt to (ii) EBITDA (the "Total Debt to EBITDA Ratio") for the four fiscal quarters then ended for F.Y.I. and its Subsidiaries to exceed the ratio set forth below for the period during which such fiscal quarter end occurs:


                                 Period                                    Ratio
                                 ------                                    -----
     From December 31,1997, through December 31, 2000                 3.00 to 1.00

     From January 1, 2001 through December 31, 2001                   2.50 to 1.00

     From January 1, 2002 and at all times thereafter                 2.00 to 1.00

         (b) F.Y.I. will not permit the ratio, calculated as of the end of each fiscal quarter of F.Y.I. commencing with the fiscal quarter ended June 30, 1996, of (i) the sum of (A) Total Debt, plus (B) the highest possible amount of all unpaid Seller Earn Out payable pursuant to an Acquisition contract in cash over any period of time, whether the payment of such Seller Earn Out is contingent or otherwise, to (ii) the sum of (A) EBITDA for the four fiscal quarters then ended for F.Y.I. and its Subsidiaries plus (B) the EBITDA or EBIT required by the applicable Acquisition contract(s) to generate the amount of Seller Earn Out set forth in (i)(B) above (the "Adjusted Total Debt to EDITDA Ratio") to exceed the ratio set forth below for the period during which such fiscal quarter end occurs:





AMENDED AND RESTATED CREDIT AGREEMENT - Page 78

                            Period                                  Ratio
                            ------                                  -----
        From December 31, 1997, through December 31, 2000       3.25 to 1.00

        From January 1, 2001 through December 31, 2001          2.75 to 1.00

        From January 1, 2002, and at all times thereafter       2.25 to 1.00

         Section 10.3 Consolidated Fixed Charge Coverage Ratio. F.Y.I. will not permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter of F.Y.I.. commencing with the fiscal quarter ended December 31, 1997, for the four fiscal quarters of F.Y.I. then ended, to be less than 1.50 to 1.00.

         Section 10.4 Consolidated Interest Coverage Ratio. F.Y.I. will not permit the Consolidated Interest Coverage Ratio, calculated as of the end of each fiscal quarter of F.Y.I. commencing with the fiscal quarter ended December 31, 1997, for the four fiscal quarters of F.Y.I. then ended, to be less than the ratio set forth below for the period during which such fiscal quarter end occurs:

                            Period                                 Ratio
                            ------                                 -----
           From December 31, 1997, through December 31, 2000    4.00 to 1.00

           From January 1, 2001 through December 31, 2001       4.50 to 1.00

           From January 1, 2002, and at all times thereafter    5.00 to 1.00

         Section 10.5 Capital Expenditures. F.Y.I. will not permit the aggregate Capital Expenditures of F.Y.I. and its Subsidiaries during any fiscal year of F.Y.I. to exceed the sum of (a) $10,000,000 ("Permitted Capital Expenditures") plus (b) an amount equal to 110% of the annual depreciation of any entity acquired in a Permitted Acquisition (i) for the fiscal year in which such Permitted Acquisition is made, for the twelve-month period preceding the date of the Permitted Acquisition multiplied by a fraction the numerator of which is the number of calendar days remaining in the fiscal year in which such Permitted Acquisition is consummated after the date of consummation of such Permitted Acquisition and the denominator of which is 365, and (ii) for each subsequent fiscal year, increasing at a rate of three percent (3%).





AMENDED AND RESTATED CREDIT AGREEMENT - Page 79

                                   ARTICLE 11

                                    Default

         Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

         (a) F.Y.I. or any of its Subsidiaries shall fail to pay, repay or prepay when due any amount of principal owing to the Agent or any Lender pursuant to this Agreement or any other Loan Document, or shall fail to pay within two days after the due date thereof any interest, fee or other amount or other Obligation owing to the Agent or any Lender pursuant to this Agreement or any other Loan Document.

         (b) Any representation or warranty made or deemed made by F.Y.I. or any of its Subsidiaries or by any Loan Party in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

         (c) F.Y.I. or any of its Subsidiaries shall fail to perform, observe or comply with any covenant, agreement or term contained in Sections 5.1, 5.2, 8.1(g), 8.1(j), 8.2 (other than the last sentence of Section 8.2), 8.6, or 8.7, Article 9 (other than Section 9.7, 9.11 and 9.15) or Article 10 of this Agreement; F.Y.I. or any of its Subsidiaries shall fail to perform, observe or comply with any covenant, agreement or term contained in Sections 5.3, 8.1 (other than Sections 8.1(g), or 8.1(j)), 8.4, 8.5, 8.8, 8.9, 8.10,
8.12, 9.7 or 9.11) and such failure is not remedied or waived within ten days after such failure commenced; F.Y.I. or any of its Subsidiaries shall fail to perform, observe or comply with any covenant, agreement or term contained in any Security Agreement other than in Section 4.05, 4.08, 4.11(b), 4.11(c), 4.12 or 4.16 thereof; F.Y.I. or any of its Subsidiaries shall fail to perform, observe or comply with any covenant, agreement or term contained in any Mortgage executed by it and such failure shall continue beyond any grace or cure period specified in such Mortgage; any Guarantor shall fail to perform, observe or comply with any covenant, agreement or term contained in its Guaranty, subject to any grace period applicable to such covenant, agreement or term in this Agreement to the extent this Agreement is incorporated therein by reference; or any Loan Party shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within the earlier to occur of 30 days after such failure commenced or, if a different grace period is expressly made applicable in such other Loan Documents, such applicable grace period.

         (d) F.Y.I. ceases to be Solvent or any other Loan Party (other than a Nonmaterial Subsidiary) ceases to be Solvent for a period exceeding 15 days from the earlier of the date notice of such failure to remain Solvent is given by the Agent to F.Y.I. or the date F.Y.I. is obligated to give





AMENDED AND RESTATED CREDIT AGREEMENT - Page 80 notice of such Default to the Agent under Section 8.1(g), or any Loan Party (other than a Nonmaterial Subsidiary) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; provided, however, that if any Loan Party shall cease to be Solvent more than once in any twelve-month period, such occurrence shall immediately become an Event of Default.

         (e) Any Loan Party (other than a Nonmaterial Subsidiary) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect (the "Bankruptcy Code"),
(iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or
(vi) take any corporate or other action for the purpose of effecting any of the foregoing.

         (f) A proceeding or case shall be commenced, without the application, approval or consent of any of the Loan Parties in (other than a Nonmaterial Subsidiary) any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any of the Loan Parties or of all or any substantial part of its Property, or (iii) similar relief in respect of any of the Loan Parties under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any of the Loan Parties shall be entered in an involuntary case under the Bankruptcy Code.

         (g) Any one or more of the Loan Parties shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $1,000,000 against any of its or their Properties.

         (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against the Loan Parties or any of them on claims not covered by insurance or as to which the insurance carrier has denied responsibility and the same shall not be paid or discharged, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Loan Parties shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (i) Any of the Loan Parties shall fail to pay when due any principal of or interest on any





AMENDED AND RESTATED CREDIT AGREEMENT - Page 81

Debt (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $1,000,000, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

         (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Permitted Holder, any Loan Party, or any of its Affiliates, or any Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Agent) upon any of the Collateral purported to be covered thereby.

         (k) Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Pension Plan;
(iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (v) any "accumulated funding deficiency" (as defined in Section 406 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Plan; or (vi) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Plan or the reorganization, insolvency or termination (other than in connection with an Acquisition and in compliance with ERISA and other applicable laws) of any Pension Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Lenders subject any Loan Party or any ERISA Affiliate to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $2,000,000.

         (l)     The occurrence of a Change of Control.

         (m) If, at any time, the subordination provisions of any of the Seller Subordinated Debt shall be invalidated or shall otherwise cease to be in full force and effect.

         (n) The occurrence of any Material Adverse Effect; provided, however, that, for purposes of this Section 11.1(n), no Material Adverse Effect shall be deemed to have occurred under clause (a) of the definition of Material Adverse Effect in Section 1.1 unless, based upon the financial condition or financial performance of F.Y.I., it is not reasonable to expect that F.Y.I. will be able to





AMENDED AND RESTATED CREDIT AGREEMENT - Page 82 comply with all its financial covenants set forth in Article 10.

         Section 11.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (subject to Section 13.11 with respect to clauses (a) and (b) below) and, if directed by the Required Lenders, the Agent shall do any one or more of the following:

         (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by F.Y.I. or any of its Subsidiaries under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by F.Y.I.;

         (b) Termination of Commitments. Terminate the Commitments (including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit) without notice to F.Y.I.;

         (c)     Judgment.  Reduce any claim to judgment;

         (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of the Agent and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or

         (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity or otherwise, including, without limitation, the right of setoff provided by Section 5.6 of this Agreement;

provided, however, that upon the occurrence of an Event of Default under
Section 11.1(e) or Section 11.1(f), the Commitments of all of the Lenders (including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit) shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by F.Y.I. under the Loan Documents shall thereupon become immediately and automatically due and payable, all without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the F.Y.I.

         Section 11.3 Cash Collateral. If an Event of Default shall have occurred and be continuing the F.Y.I. shall, if requested by the Agent or the Required Lenders, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account satisfactory to the Agent without any right of withdrawal by F.Y.I. or any of its Subsidiaries.

         Section 11.4 Performance by the Agent. If any Loan Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the





AMENDED AND RESTATED CREDIT AGREEMENT - Page 83 direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of such Loan Party. In such event, F.Y.I. or any of its Subsidiaries shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of F.Y.I. or any of its Subsidiaries or any other Loan Party under this Agreement or any of the other Loan Documents.


                                   ARTICLE 12

                                   The Agent

         Section 12.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable to any Lender for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, (d) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder, (e) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable to any Lender for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (f) shall incur no liability under or in respect of any Loan Document to any Lender by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed





AMENDED AND RESTATED CREDIT AGREEMENT - Page 84 by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 12.2 Rights of Agent as a Lender. With respect to its Commitments, the Loans made by it and the Notes issued to it, Banque Paribas (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust or other business with, the Loan Parties or any of their Affiliates and any other Person who may do business with or own securities of the Loan Parties or any of their Affiliates, all as if it were not acting as the Agent and without any duty to account therefor to the Lenders. Each Lender acknowledges the potential conflict of interest between Banque Paribas (i) as a Lender holding disproportionate interests in the various Commitments and Loans and (ii) as the Agent under this Agreement and each Lender expressly consents to, and waives any claim based upon, such potential conflicts of interest.

         Section 12.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Lender or F.Y.I. specifying such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 12.1) take such action with respect to such Default as shall be directed by the Required Lenders, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Lenders.

         SECTION 12.4 INDEMNIFICATION. EACH LENDER HEREBY AGREES TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF F.Y.I. UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE AGGREGATE COMMITMENT PERCENTAGES), ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY





AMENDED AND RESTATED CREDIT AGREEMENT - Page 85

ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 12.4, EACH LENDER AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE AGGREGATE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) REASONABLY INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY F.Y.I..

         Section 12.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of F.Y.I. and its Subsidiaries and the other Loan Parties and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any other Loan Document or to inspect the Properties or books of any Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of any Loan Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 12.6 Several Commitments. The Commitments and other obligations of the





AMENDED AND RESTATED CREDIT AGREEMENT - Page 86

Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts with respect to any of the Loans which would in the aggregate exceed such Lender's Commitment with respect to such Loans. No Lender shall be responsible for any act or omission of any other Lender.

         Section 12.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and F.Y.I.. Upon any such resignation, the Required Lenders will have the right to appoint another Lender as a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the U.S. or any state thereof or of a foreign country if acting through its U.S. branch and having combined capital and surplus of at least $100,000,000. F.Y.I. shall have the right to approve any successor Agent appointed under this Section 12.7, which approval shall not unreasonably be withheld. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.


                                   ARTICLE 13

                                 Miscellaneous

         Section 13.1 Expenses. Whether or not the transactions contemplated hereby are consummated, F.Y.I. hereby agrees, on demand, to pay or reimburse the Agent and each of the Lenders for paying: (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and any and all waivers, amendments, modifications, renewals, extensions and supplements thereof and thereto, and the syndication of the Commitments and the Loans, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, (b) all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with any Default, the exercise of any right or remedy and the enforcement of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Lenders, (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this





AMENDED AND RESTATED CREDIT AGREEMENT - Page 87

Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (e) all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with due diligence, computer services, copying, appraisals, audits (including environmental audits and collateral audits), field exams, insurance, consultants and search reports.

         SECTION 13.2 INDEMNIFICATION. F.Y.I. HEREBY AGREES TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) THE RELATED TRANSACTIONS, (D) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (E) THE USE OR PROPOSED USE OF ANY LOAN OR LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS AND CHARGES IMPOSED ON THE AGENT, THE ISSUING BANK OR ANY LENDER IN RESPECT OF ANY LETTER OF CREDIT, (G) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OF ANY LOAN PARTY, EXCEPT TO THE EXTENT THAT THE LOSS, DAMAGE OR CLAIM IS THE DIRECT RESULT OF AN INTENTIONAL AND AFFIRMATIVE ACT BY THE PERSON TO BE INDEMNIFIED THAT CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, OR (H) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. THE OBLIGATIONS OF F.Y.I. UNDER THIS SECTION 13.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND LETTER OF CREDIT LIABILITIES AND TERMINATION OF THE COMMITMENTS.

         Section 13.3 Limitation of Liability. None of the Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful





AMENDED AND RESTATED CREDIT AGREEMENT - Page 88 misconduct. None of the Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and F.Y.I. hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by F.Y.I. or any other Loan Party in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. F.Y.I. hereby waives, releases and agrees not to sue the Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 13.4 No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Agent and the Lenders shall have the right to act exclusively in the interest of the Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to F.Y.I. or any of its Subsidiaries or any of their shareholders or any other Person.

         Section 13.5 No Fiduciary Relationship. The relationship between F.Y.I. and each Lender is solely that of debtor and creditor, and neither the Agent nor any Lender has any fiduciary or other special relationship with F.Y.I. or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between F.Y.I. and any Lender, or any other Loan Party and any Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Lenders or among F.Y.I. or any other Loan Party and the Lenders.

         Section 13.6 Equitable Relief. F.Y.I. recognizes that, in the event it fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent and the Lenders. F.Y.I. therefore agrees that the Agent and the Lenders, if the Agent or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 89
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         Section 13.8     Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither F.Y.I. nor any other Loan Party may assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Agent and the Required Lenders. Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to F.Y.I. for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) F.Y.I. shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than (if and to the extent that such Lender so agrees) the right to vote upon or consent to (A) any increase of such Lender's Commitments (other than an increase resulting from an assignment to or in favor of such Lender from another Lender in accordance with this Agreement), (B) any reduction of the principal amount of, or interest to be paid on, the Loans of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document if and to the extent that such reduction would decrease the fee or other amount payable to the participant, (D) any postponement of any date for the payment of any amount payable in respect of the Loans of such Lender, (E) any release of a material portion of the Collateral from the Liens created by the Security Documents and not otherwise expressly authorized by the Loan Documents, and (F) any release of any Loan Party from liability under the Loan Documents.

         (b) F.Y.I. and each of the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments, Loans, Letters of Credit (each an "Assignee"); provided, however, that (i) each such assignment shall be of a constant percentage of the Assigning Lender's rights and obligations under this Agreement and the other Loan Documents and (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments, Loans and Letters of Credit of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than an aggregate amount equal to $5,000,000, and
(iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $4,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof or such other date as may be approved by the Agent, (1) the Assignee thereunder





AMENDED AND RESTATED CREDIT AGREEMENT - Page 90 shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents, and (2) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, provided that such Lender's rights under Article 4, Section 13.1 and Section 13.2 accrued through the date of assignment shall continue.

         (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of any Loan Party or the performance or observance by any Loan Party of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and F.Y.I., the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by any Borrower any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender





AMENDED AND RESTATED CREDIT AGREEMENT - Page 91 and Assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to F.Y.I. Within five Business Days after its receipt of such notice, F.Y.I., at its expense, shall execute and deliver to the Agent in exchange for each surrendered Note evidencing particular Loans, a new Note evidencing each such Loans payable to the order of such Eligible Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Note evidencing each such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits C and D hereto, as applicable.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.8, disclose to the Assignee or participant or proposed Assignee or participant any information relating to F.Y.I. or any of its Subsidiaries or any other Loan Party furnished to such Lender by or on behalf of F.Y.I. or any of its Subsidiaries or any other Loan Party provided that F.Y.I. shall have no liability for the accuracy of any such information except (i) to the Agent and the Lenders to the extent expressly provided herein or (ii) as of the date it was furnished by F.Y.I.; provided that each such actual or proposed Assignee or participant shall agree to be bound by the provisions of Section 13.20.

         (g) Any Lender may assign and pledge all or any of the Notes held by it to any Federal Reserve Bank or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Bank; provided, that, any payment made by F.Y.I. for the benefit of such assigning and/or pledging Lender in accordance with the terms of the Loan Documents shall satisfy F.Y.I.'s obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

         (h) F.Y.I. shall maintain, or cause to be maintained, a register (the "Registered Note Register") (which, at the request of F.Y.I., shall be kept by the Agent on behalf of F.Y.I. at no extra charge to F.Y.I. at the address to which notices to the Agent are to be sent hereunder) on which it enters the name of the registered owner of each of the Loans evidenced by a Registered Note. Notwithstanding anything to the contrary contained in this
Section 13.8, a Registered Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Registered Note Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Registered Note Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered noteholder thereof, and





AMENDED AND RESTATED CREDIT AGREEMENT - Page 92
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thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the due presentment for registration of transfer of any Registered Note, F.Y.I. and the Agent shall treat the Person in whose name such Loans and the Registered Note(s) evidencing the same are registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Registered Note Register shall be available for inspection by F.Y.I. and any Lender at any reasonable time upon reasonable prior notice.

         Section 13.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of F.Y.I. hereunder, the obligations of F.Y.I. under Article 4 and Sections 13.1 and 13.2 shall survive repayment of the Loans and the Letter of Credit Liabilities, but shall not survive the expiration of any applicable statute of limitations.

         SECTION 13.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, TERM SHEETS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 13.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document to which F.Y.I. is a party, nor any consent to any departure by F.Y.I. therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and F.Y.I. in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and F.Y.I., do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Loans, Letter of Credit Liabilities or any fees or other amounts payable hereunder;
(c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans, Letter of Credit Liabilities or any fees or other amounts payable hereunder; (d) change the Commitment Percentages or the aggregate unpaid principal amount of the Loans, Letter of Credit Liabilities or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in this Section 13.11 or modify the definition of "Required Lenders" contained in Section 1.1; or (f) except





AMENDED AND RESTATED CREDIT AGREEMENT - Page 93
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as expressly authorized by this Agreement, release any Collateral from any of the Liens created by the Security Documents, except for Collateral which, in the aggregate for all such Collateral released, has a value of $1,000,000 or less, or release any guaranty of all or any portion of the Obligations. The Agent shall not terminate a Payment Blockage Period under any Subordination Agreement without the consent of the Required Lenders. Notwithstanding anything to the contrary contained in this Section 13.11, no amendment, waiver or consent shall be made with respect to Article 12 hereof without the prior written consent of the Agent. If at any time a Lender becomes a Nonconsenting Lender (as identified in this Section 13.11), F.Y.I. shall have the right to replace such Lender with another Person; provided that (i) such new Person shall be an Eligible Assignee acceptable to the Agent and such new Person shall execute an Assignment and Acceptance, (ii) F.Y.I. shall have no right to replace Banque Paribas, (iii) neither the Agent nor any Lender shall have any obligation to F.Y.I. to find such other Person, and (iv) in the event of a replacement of a Nonconsenting Lender, in order for F.Y.I. to be entitled to replace such a Lender, such replacement must take place no later than 180 days after the date the Nonconsenting Lender shall notify F.Y.I. and the Agent of its failure to agree to any requested consent, waiver or other modification. Each Lender (other than Banque Paribas) agrees to its replacement at the option of F.Y.I. pursuant to this Section 13.11 and in accordance with Section 13.8; provided that the successor Lender shall purchase without recourse such Lender's interest in the Obligations of F.Y.I. to such Lender for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment fees accrued for the account of such Lender, any breakage costs incurred by the selling Lender because of the prepayment of any Eurodollar Loans, all other fees (if any) applicable thereto and all other amounts (including any amounts under Article 4) then owing to such Lender hereunder or under any other Loan Document and the Loan Parties shall execute a release addressed to such Lender releasing such Lender from all claims arising in connection with the Loan Documents. In the event that (x) F.Y.I. or the Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any other modification thereto, (y) the consent, waiver or other modification in question requires the agreement of all Lenders in accordance with the terms of this
Section 13.11 and (z) Required Lenders have agreed to such consent, waiver or other modification, then any Lender who does not agree to such consent, waiver or other modification shall be deemed a "Nonconsenting Lender".

         Section 13.12    Maximum Interest Rate.

         (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

         (b) Notwithstanding anything to the contrary contained in this Agreement or the other





AMENDED AND RESTATED CREDIT AGREEMENT - Page 94

Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of
(i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 13.12(b) or (ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to F.Y.I. (as appropriate). In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, F.Y.I., the Agent and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Agent and/or the Lenders, as appropriate, shall refund to F.Y.I. the amount of such excess and, in such event, the Agent and the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

         (c) Pursuant to Chapter 346 of the Texas Finance Code, as amended, F.Y.I. agrees that such Chapter (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.

         Section 13.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which F.Y.I. or any of its Subsidiaries is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it); or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 13.13. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in





AMENDED AND RESTATED CREDIT AGREEMENT - Page 95 each case given or addressed as aforesaid; provided, however, that notices to the Agent shall be deemed given when received by the Agent.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 96
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         SECTION 13.14  GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF
PROCESS. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN CERTAIN LOAN DOCUMENTS, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S.; PROVIDED, HOWEVER, THAT THE LAWS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) OF THE STATE OF ILLINOIS SHALL GOVERN ISSUES RELATING TO THE MAXIMUM AMOUNT OF INTEREST (OR CONSIDERATION DEEMED TO BE INTEREST) WHICH MAY BE CONTRACTED FOR, CHARGED, RECEIVED, TAKEN, COLLECTED, RESERVED OR APPLIED WITH RESPECT TO THE OBLIGATIONS. F.Y.I. AND EACH OF ITS SUBSIDIARIES HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF (1) THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS OR THE NORTHERN DISTRICT OF ILLINOIS,
(2) ANY TEXAS STATE COURT SITTING IN DALLAS COUNTY, TEXAS, (3) ANY ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF F.Y.I. AND EACH OF ITS SUBSIDIARIES HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. EACH OF F.Y.I. AND EACH OF ITS SUBSIDIARIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 13.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 13.17 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 13.18 Construction. Each of F.Y.I. and each of its Subsidiaries, the Agent and each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal





AMENDED AND RESTATED CREDIT AGREEMENT - Page 97 counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section 13.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 13.20 Confidentiality. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by any Loan Party to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) to any Person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (e) which has been publicly disclosed, (f) in connection with any litigation to which the Agent, any Lender or their respective Affiliates may be a party, (g) to the extent reasonably required in connection with the exercise of any remedy under the Loan Documents, (h) to such Lender's legal counsel, independent auditors and affiliates, and (i) to any actual or proposed participant or Assignee of all or part of its rights hereunder, so long as such actual or proposed participant or Assignee agrees to be bound by the provisions of this
Section 13.20.

         SECTION 13.21 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY LOAN PARTY, THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

         Section 13.22 Approvals and Consent. Except as may be expressly provided to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement or the other Loan Documents where the approval, consent or exercise of judgment of the Agent or any Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Agent and such Lender, and the Agent and such Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of the Agent or such Lender, and (b) no approval or consent of the Agent or any Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose





AMENDED AND RESTATED CREDIT AGREEMENT - Page 98 for which given.

         Section 13.23 Agent for Services of Process. Each of F.Y.I. and each of its Subsidiaries hereby irrevocably designates Margot T. Lebenberg, Timothy J. Barker or any other officer of F.Y.I., at the offices of F.Y.I. at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, to receive, for and on behalf of such Person, service of process in the State of Texas and the State of Illinois, such service being hereby acknowledged by such Person to be effective and binding service in every respect. Each of F.Y.I. and each of its Subsidiaries agrees that the failure of its agent for service of process to give any notice of any such service of process to such Person shall not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of such Person available to be served, then such Person further irrevocably consents to the service of process by the mailing thereof by the Agent or the Required Lenders by registered or certified mail, postage prepaid, to such Person at its address listed on the signature pages hereof. Nothing in this
Section 13.23 shall affect the right of the Agent or the Lenders to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against F.Y.I. or any of its Subsidiaries or its Property in the court of any jurisdiction.

         Section 13.24 Amendment and Restatement of Prior Agreement. Effective as of the Closing Date and upon satisfaction of the conditions precedent set forth in Section 6.1 (including, but not without limitation, Section 6.1(p)), this Agreement shall constitute an amendment and restatement of, but not an extinguishment of the Obligations (as defined in the Prior Agreement) outstanding under, the Prior Agreement in its entirety; provided, however, that the Prior Agreement shall remain in full force and effect unless and until such amendment and restatement occurs.

         Section 13.25 Assignments and Assumptions. The Lenders hereby agree among themselves (and F.Y.I. and each of the Loan Parties hereby consents to such agreement) that, concurrently with the Closing Date, there shall be deemed to have occurred assignments and assumptions with respect to the Debt, Liens, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, the Commitments, the Loans and the Letters of Credit) such that, after giving effect to such assignments and assumptions, the Commitments and the outstanding Loans and Letters of Credit of each of the Lenders are as stated in this Agreement, and the Lenders hereby make such assignments and assumptions. The Lenders shall make all appropriate payments and adjustments among themselves to effectuate the appropriate purchase price for and other amounts payable with respect to such assignments and assumptions.





AMENDED AND RESTATED CREDIT AGREEMENT - Page 99

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      F.Y.I. INCORPORATED


                                      By:      /s/ David Lowenstein
                                               --------------------
                                      Name:    David Lowenstein
                                      Title:   Executive Vice President

                                      Address for Notices:
                                      -------------------
                                      3232 McKinney Avenue, Suite 900
                                      Dallas, Texas 75204
                                      Telecopy No.:    214-953-7556
                                      Telephone No.:   214-953-7555
                                      Attention:       Margot T. Lebenberg
                                                       General Counsel





AMENDED AND RESTATED CREDIT AGREEMENT - Page 100

                                      BANQUE PARIBAS, as Agent and a Lender


Commitment:                           By:      /s/ Clark C. King, III
----------                                     ----------------------
                                      Name:    Clark C. King, III
$20,000,000                           Title:   Director


                                      By:      /s/ Nicholas C. Mast
                                               --------------------
                                      Name:    Nicholas C. Mast
                                      Title:   Regional General Manager

                                      Address for Notices:
                                      -------------------
                                      227 West Monroe Street, Suite 3300
                                      Chicago, Illinois 60606
                                      Telecopy No.:    312-853-6020
                                      Telephone No.:   312-853-6000
                                      Attention:       Corporate Banking Group

                                      Lending Office for Prime Rate Loans:
                                      -----------------------------------
                                      227 West Monroe Street, Suite 3300
                                      Chicago, Illinois 60606
                                      Attention:       Judy Wu
                                                       Administration

                                      Lending Office for Eurodollar Loans:
                                      -----------------------------------
                                      227 West Monroe Street, Suite 3300
                                      Chicago, Illinois 60606
                                      Attention:       Judy Wu
                                                       Administration





AMENDED AND RESTATED CREDIT AGREEMENT - Page 101

                                      BANK OF AMERICA TEXAS, N.A.,
                                      as Co-Agent and a Lender


Commitment:                           By:      /s/ Connor J. Duffey
----------                                     --------------------
                                      Name:    Connor J. Duffey
$20,000,000                           Title:   Vice President

                                      Address for Notices:
                                      -------------------

                                      Bank of America Texas, N.A.
                                      1925 West John Carpenter Freeway
                                      Irving, Texas  75063-3297
                                      Telecopy No.:    (972) 444-7167
                                      Telephone No.:   (972) 444-5195
                                      Attention:       Connor J. Duffey

                                      Lending Office for Prime Rate Loans:
                                      -----------------------------------

                                      Bank of America Texas, N.A.
                                      1925 West John Carpenter Freeway
                                      Irving, Texas  75063-3297
                                      Telecopy No.:    (972) 444-7167
                                      Telephone No.:   (972) 444-7414
                                      Attention:       Lyn Ridgeway

                                      Lending Office for Eurodollar Loans:
                                      -----------------------------------
                                      Bank of America Texas, N.A.
                                      1925 West John Carpenter Freeway
                                      Irving, Texas  75063-3297
                                      Telecopy No.:    (972) 444-7167
                                      Telephone No.:   (972) 444-7414
                                      Attention:       Lyn Ridgeway





AMENDED AND RESTATED CREDIT AGREEMENT - Page 102

                                      BANK ONE, TEXAS, N.A.


Commitment:                           By:      /s/ Scott Rhea
----------                                     --------------
$10,000,000                           Name:    Scott Rhea
                                      Title:   Vice President


                                      Address for Notices:
                                      -------------------

                                      Bank One, Texas, N.A.
                                      1717 Main Street
                                      Dallas, Texas  75201
                                      Telecopy No.:    (214) 290-2765
                                      Telephone No.:   (214) 290-290-2637
                                      Attention:       Scott Rhea


                                      Lending Office for Prime Rate Loans:
                                      -----------------------------------


                                      Bank One, Texas, N.A.
                                      1717 Main Street
                                      Dallas, Texas  75201
                                      Telecopy No.:    (214) 290-2765
                                      Telephone No.:   (214) 290-290-2637
                                      Attention:       Scott Rhea

                                      Lending Office for Eurodollar Loans:
                                      -----------------------------------

                                      Bank One, Texas, N.A.
                                      1717 Main Street
                                      Dallas, Texas  75201
                                      Telecopy No.:    (214) 290-2765
                                      Telephone No.:   (214) 290-290-2637
                                      Attention:       Scott Rhea





AMENDED AND RESTATED CREDIT AGREEMENT - Page 103

         The undersigned Prior Borrowers hereby consent to the terms and provisions of this Agreement and hereby agree that this Agreement shall constitute an amendment and restatement of the Prior Agreement.

                                         PRIOR BORROWERS:

                                         IMAGENT ACQUISITION CORP.
                                         RESEARCHERS ACQUISITION CORP.
                                         RECORDEX ACQUISITION CORP.
                                         DPAS ACQUISITION CORP.
                                         LEONARD ARCHIVES ACQUISITION CORP.
                                         DELIVEREX ACQUISITION CORP.
                                         PERMANENT RECORDS ACQUISITION CORP.
                                         DELIVEREX SACRAMENTO ACQUISITION CORP.
                                         B&B (BALTIMORE-WASHINGTON)
                                            ACQUISITION CORP.
                                         PREMIER ACQUISITION CORP.
                                         ROBERT A. COOK ACQUISITION CORP.
                                         PENINSULA RECORD MANAGEMENT, INC.
                                         RAC (CALIFORNIA) ACQUISITION CORP.
                                         CALIFORNIA MEDICAL RECORD SERVICE
                                            ACQUISITION CORP.
                                         MINNESOTA MEDICAL RECORD SERVICE
                                            ACQUISITION CORP.
                                         TEXAS MEDICAL RECORD SERVICE
                                            ACQUISITION CORP.
                                         ZIA INFORMATION ANALYSIS GROUP, INC.
                                         CH ACQUISITION CORP.
                                           and
                                         DISC ACQUISITION CORP.


                                         By:     /s/ David Lowenstein
                                                 --------------------
                                         Name:   David Lowenstein
                                         Title:  Vice President, acting on
                                                 behalf of each of the Prior
                                                 Borrowers





AMENDED AND RESTATED CREDIT AGREEMENT - Page 104